EXHIBIT 1
                                                                       ---------



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                             PSCO ACQUISITION CORP.

                                       AND

                          KONOVER PROPERTY TRUST, INC.


                            DATED AS OF JUNE 23, 2002

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


ARTICLE 1 THE MERGER...........................................................4

     1.1      THE MERGER.......................................................4

     1.2      TIME AND PLACE OF CLOSING........................................4

     1.3      EFFECTIVE TIME...................................................4

     1.4      CHARTER..........................................................5

     1.5      BYLAWS...........................................................5

     1.6      DIRECTORS AND OFFICERS...........................................5


ARTICLE 2 MANNER OF CONVERTING SHARES..........................................5

     2.1      CONVERSION OF SHARES.............................................5

     2.2      PREFERRED STOCK ELECTION.........................................6

     2.3      NO APPRAISAL RIGHTS..............................................9

     2.4      CONVERSION OF STOCK OPTIONS......................................9

     2.5      ADJUSTMENT TO PREVENT DILUTION...................................9


ARTICLE 3 EXCHANGE OF SHARES AND EXISTING TARGET OPTIONS FOR CASH.............10

     3.1      PAYING AGENT....................................................10

     3.2      EXCHANGE PROCEDURES.............................................10

     3.3      WITHHOLDING RIGHTS..............................................11

     3.4      RIGHTS OF FORMER TARGET STOCKHOLDERS............................11

                                       (i)

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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF TARGET............................12

     4.1      ORGANIZATION, STANDING, AND POWER...............................12

     4.2      AUTHORITY OF TARGET; NO BREACH BY AGREEMENT.....................12

     4.3      CAPITALIZATION..................................................14

     4.4      TARGET SUBSIDIARIES.............................................17

     4.5      SEC FILINGS; FINANCIAL STATEMENTS...............................18

     4.6      ABSENCE OF UNDISCLOSED LIABILITIES..............................19

     4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS............................20

     4.8      TAX MATTERS.....................................................21

     4.9      REAL PROPERTY...................................................23

     4.10     ENVIRONMENTAL MATTERS...........................................26

     4.11     COMPLIANCE WITH LAWS............................................27

     4.12     LABOR RELATIONS.................................................27

     4.13     EMPLOYEE BENEFIT PLANS..........................................28

     4.14     MATERIAL CONTRACTS..............................................31

     4.15     LEGAL PROCEEDINGS...............................................33

     4.16     REPORTS.........................................................33

     4.17     STATEMENTS TRUE AND CORRECT.....................................34

     4.18     REGULATORY MATTERS..............................................34

     4.19     TARGET VOTING REQUIREMENTS......................................34

     4.20     OPERATING PARTNERSHIP SOLVENCY..................................34

     4.21     OPINION OF FINANCIAL ADVISOR....................................35

     4.22     INVESTMENT COMPANY ACT OF 1940..................................35

     4.23     RELATED PARTY TRANSACTIONS......................................35

                                      (ii)

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     4.24     INSURANCE.......................................................35


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER.............................36

     5.1      ORGANIZATION, STANDING, AND POWER...............................36

     5.2      AUTHORITY OF BUYER; NO BREACH BY AGREEMENT......................36

     5.3      STATEMENTS TRUE AND CORRECT.....................................38

     5.4      EQUITY COMMITMENT...............................................38

     5.5      CAPITALIZATION..................................................39


ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION............................39

     6.1      AFFIRMATIVE COVENANTS OF TARGET.................................39

     6.2      NEGATIVE COVENANTS OF TARGET....................................39

     6.3      COVENANTS OF BUYER..............................................43

     6.4      ADVERSE CHANGES IN CONDITION....................................44

     6.5      REPORTS.........................................................44


ARTICLE 7 ADDITIONAL AGREEMENTS...............................................44

     7.1      PROXY STATEMENT; STOCKHOLDER APPROVAL...........................44

     7.2      OTHER OFFERS, ETC...............................................45

     7.3      CONSENTS OF REGULATORY AUTHORITIES..............................48

     7.4      FILINGS WITH STATE OFFICES......................................48

     7.5      AGREEMENT AS TO EFFORTS TO CONSUMMATE...........................49

     7.6      INFORMATION AND CONFIDENTIALITY.................................49

     7.7      PRESS RELEASES..................................................50

     7.8      EMPLOYEE BENEFITS AND CONTRACTS.................................50

                                      (iii)

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     7.9      INDEMNIFICATION.................................................50

     7.10     OP HOLDBACK UNITS...............................................51

     7.11     OP TRANSFER.....................................................51

     7.12     OP MERGER.......................................................51

     7.13     OP DISTRIBUTION.................................................52

     7.14     NOTICE TO HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK.......52

     7.15     NOTICE TO HOLDERS OF TARGET PREFERRED WARRANTS..................52

     7.16     NOTICE TO HOLDERS OF TARGET KAS WARRANTS........................52

     7.17     STOCKHOLDER CLAIMS..............................................52

     7.18     DELISTING.......................................................52

     7.19     TAKEOVER STATUTES...............................................53

     7.20     THIRD PARTY MANAGEMENT AGREEMENTS...............................53

     7.21     STOCKHOLDERS AGREEMENT WAIVER...................................53

     7.22     RENT ROLL.......................................................53

     7.23     AMENDMENT AND RESTATEMENT OF BYLAWS.............................53

     7.24     PURCHASE OF EXCESS STOCK........................................54


ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...................54

     8.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY.........................54

     8.2      CONDITIONS TO OBLIGATIONS OF BUYER..............................55

     8.3      CONDITIONS TO TARGET'S OBLIGATION TO EFFECT THE MERGER..........56


ARTICLE 9 TERMINATION.........................................................56

     9.1      TERMINATION.....................................................56

                                      (iv)

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     9.2      CERTAIN FEES AND EXPENSES.......................................58

     9.3      EFFECT OF TERMINATION...........................................60

     9.4      OFFICER'S CERTIFICATE...........................................60

     9.5      NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS...................60


ARTICLE 10 MISCELLANEOUS......................................................60

     10.1     DEFINITIONS.....................................................60

     10.2     BROKERS AND FINDERS.............................................75

     10.3     ENTIRE AGREEMENT................................................75

     10.4     AMENDMENTS......................................................75

     10.5     WAIVERS.........................................................76

     10.6     ASSIGNMENT......................................................76

     10.7     NOTICES.........................................................76

     10.8     GOVERNING LAW...................................................78

     10.9     COUNTERPARTS....................................................78

     10.10    CAPTIONS; ARTICLES AND SECTIONS.................................78

     10.11    INTERPRETATIONS.................................................78

     10.12    ENFORCEMENT OF AGREEMENT........................................78

     10.13    SEVERABILITY....................................................79



EXHIBIT A         FORM OF VOTING AGREEMENT
EXHIBIT B         FORM OF CHARTER FOR SURVIVING CORPORATION
EXHIBIT C         FORM OF BYLAWS FOR SURVIVING CORPORATION

                                       (v)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of June 23, 2002, by and between PSCO ACQUISITION CORP. ("BUYER"), a Maryland corporation, and KONOVER PROPERTY TRUST, INC. ("TARGET"), a Maryland corporation.

                                    PREAMBLE
                                    --------

         WHEREAS, the acquisition by Buyer of Target shall be effected through a merger (the "MERGER") of Buyer with and into Target, with Target as the surviving corporation, on the terms and subject to the conditions set forth in this Agreement and the Maryland General Corporation Law (the "MGCL");

         WHEREAS, Buyer is a newly formed corporation, the stockholders of which, as of the date of this Agreement, are Prometheus Southeast Retail Trust ("PSRT"), a Maryland real estate investment trust, and Kimkon Inc. ("KI"), a Delaware corporation and an indirect wholly-owned Subsidiary of Kimco Realty Corporation;

         WHEREAS, as of the date of this Agreement, PSRT, a Subsidiary of Prometheus Southeast Retail LLC ("PSLLC"), a Delaware limited liability company, is the holder of 21,052,631 shares of Target Common Stock (as defined herein);

         WHEREAS, Target and PSLLC are parties to a Stockholders Agreement (the "STOCKHOLDERS Agreement"), dated as of February 24, 1998, and Target and PSRT, as assignee of PSLLC, are parties to a Contingent Value Right Agreement (the "CVR AGREEMENT"), dated as of February 24, 1998;

         WHEREAS, on or prior to the date of this Agreement, Buyer, PSRT, KI and the other parties named therein, entered into, among other things, a Co-Investment Agreement (the "CO-INVESTMENT AGREEMENT"), pursuant to which PSRT has agreed to contribute to Buyer immediately prior to the consummation of the Merger (i) 16,615,922 of the shares (the "PSRT CONTRIBUTED STOCK") of Target Common Stock held by PSRT and (ii) all of PSRT's rights and obligations under the CVR Agreement, in exchange for an additional equity interest in Buyer (collectively, the "PSRT CONTRIBUTION"), as described and subject to the conditions and limitations contained in the Co-Investment Agreement;

         WHEREAS, pursuant to the Co-Investment Agreement, KI has agreed to contribute to Buyer immediately prior to the consummation of the Merger cash in the amount of $35,554,438.50 (subject to adjustment) in exchange for an additional equity interest in Buyer (the "KI CONTRIBUTION"), as described and subject to the conditions and limitations contained in the Co-Investment Agreement;

         WHEREAS, to induce Target to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, Target is an express third party beneficiary of certain obligations and representations and warranties contained in the Co-Investment Agreement;

         WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of Target and KI, in its capacity as a stockholder of Buyer, to enter into this Agreement, PSRT is entering into a Voting Agreement with Target and KI substantially in the form attached to this Agreement as Exhibit A providing for, among other things, the agreement of PSRT to vote its shares of Target Common Stock in favor of approval and adoption of this Agreement and the Merger at Target's Stockholders Meeting (as defined herein);

         WHEREAS, Target is the sole general partner of KPT Properties, L.P. (the "TARGET OPERATING PARTNERSHIP"), a Delaware limited partnership;

         WHEREAS, as required by this Agreement, prior to the Closing Date (as defined herein), Target shall cause KPT Properties Holding Corp. ("KPTPHC"), a Maryland corporation and a direct wholly-owned Subsidiary of Target, to transfer to Target all of the Target OP Units held by KPTPHC, other than an amount of Target OP Units (Common) constituting 0.1% of the total number of Target OP Units (Common) outstanding as of the date of such transfer (the "OP TRANSFER");

         WHEREAS, as required by this Agreement, on the Closing Date and immediately prior to the OP Distribution (as defined herein), Target shall cause a newly formed wholly-owned Delaware limited partnership to be merged (the "OP MERGER") with and into the Target Operating Partnership, with the Target Operating Partnership being the surviving entity, and pursuant to the OP Merger, each Target OP Unit owned by the limited partners of the Target Operating Partnership that are not owned by Target shall be converted automatically into the right to receive a cash payment in an amount equal to the Common Stock Price Per Share (as defined herein);

         WHEREAS, on the Closing Date and immediately following the OP Merger but immediately prior to the consummation of the Merger, and subject to and in accordance with the terms and provisions of the Target OP Agreement (as defined herein), Target will cause the Target Operating Partnership to make a distribution to Target in cash in an amount equal to $12,000,000.00 (as increased by an amount equal to the Common Stock Price Per Share multiplied by the number of shares of Target Common Stock issued after the date hereof in connection with the redemption of Target OP Units (Common) not owned directly or indirectly by Target pursuant to Section 8.6 of the Target OP Agreement as in effect on the date hereof) (the "OP DISTRIBUTION"), which distribution shall be made out of funds of the Target Operating Partnership remaining after the payment of the merger consideration to be paid pursuant to the OP Merger;

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         WHEREAS, the KI Contribution, together with the proceeds of the OP
Distribution will be sufficient to pay the cash portion of the merger consideration to be paid pursuant to the Merger (assuming all holders of Series A Convertible Preferred Stock (as defined herein) elect to receive the Preferred Stock Price Per Share (as defined herein));

         WHEREAS, the Special Committee, at a meeting thereof duly called and held, (i) unanimously determined that the Merger, this Agreement and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of, Target, (ii) unanimously recommended the Merger, this Agreement and the other transactions contemplated by this Agreement, including, on behalf of Target in its capacity as the general partner of the Target Operating Partnership, the OP Merger and the OP Distribution, and on behalf of Target in its capacity as the sole stockholder of KPTPHC, the OP Transfer, and
(iii) unanimously recommended to the Board of Directors of Target to approve and adopt the Merger, this Agreement and the other transactions contemplated by this Agreement, including, on behalf of Target in its capacity as the general partner of the Target Operating Partnership, the OP Merger and the OP Distribution, and on behalf of Target in its capacity as the sole stockholder of KPTPHC, the OP Transfer;

         WHEREAS, the Board of Directors of Target, based in part on the unanimous recommendation of the Special Committee, at a meeting thereof duly called and held, (i) determined that the Merger, this Agreement and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of, Target, (ii) approved the Merger, this Agreement and the other transactions contemplated by this Agreement, including, on behalf of Target in its capacity as the general partner of the Target Operating Partnership, the OP Merger and the OP Distribution, and on behalf of Target in its capacity as the sole stockholder of KPTPHC, the OP Transfer, (iii) resolved to recommend that the stockholders of Target vote to approve the Merger and this Agreement, (iv) approved the waiver of the provisions of Section 3.6 of the Stockholders Agreement to the extent applicable to the PSRT Contribution, the Merger, the Co-Investment Agreement, this Agreement and the other transactions contemplated by this Agreement, (v) exempted Buyer, PSRT, KI and each other Person that, as a result of the execution and delivery of the Merger Agreement, the Co-Investment Agreement and the performance of each such agreement, including the Merger and the PSRT Contribution, will Beneficially Own (as defined in the Charter of Target) or Contructively Own (as defined in the Charter of Target) shares of Equity Stock (as defined in the Charter of Target) or Common Stock (as defined in the Charter of Target) in excess of the Ownership Limit (as defined in the Charter of Target) from the application of the Ownership Limit (as defined in the Charter of Target) to the extent applicable to the PSRT Contribution, the Co-Investment Agreement, the Merger, this Agreement and the other transactions contemplated by this Agreement and (vi) approved the waiver of any transfer restrictions in the Charter of Target or in any other document to the extent such restrictions may otherwise be applicable to the transfer of shares of Target Common Stock held by PSRT to Buyer pursuant to the PSRT Contribution immediately prior to the consummation of the Merger; and

         WHEREAS, Buyer and Target desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         Certain capitalized terms used in this Agreement are defined in Section
10.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

1.1      THE MERGER.

         Subject to the terms and conditions of this Agreement, at the Effective Time, Buyer shall be merged with and into Target in accordance with the provisions of Section 3-105 of the MGCL and with the effect provided in Section 3-114 of the MGCL. Target shall be the surviving corporation resulting from the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the Laws of the State of Maryland.

1.2      TIME AND PLACE OF CLOSING.

         The closing of the Merger (the "CLOSING") will take place at 9:00 a.m., Eastern Time, on a date to be specified by the Parties, which date will be no later than five (5) Business Days following the satisfaction (or waiver, to the extent permitted by Law) of the conditions set forth in Article 8, other than such conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment (or waiver, to the extent permitted by Law) of those conditions to be satisfied at the Closing, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

1.3      EFFECTIVE TIME.

         On the terms and subject to the conditions set forth in this Agreement, prior to the Closing, Buyer and Target shall jointly prepare, execute and on the Closing Date shall cause to be filed with the State Department of Assessments and Taxation of the State of Maryland, articles of merger, in such form as is required by the relevant provisions of the MGCL (the "ARTICLES OF MERGER"). The Merger shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall be accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the "EFFECTIVE TIME"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable best efforts to cause the Effective Time to occur on or before the fifth Business Day following the date on which the stockholders of Target shall have approved this Agreement and the Merger.

1.4      CHARTER.

         The Charter of Target in effect immediately prior to the Effective Time shall be amended as of the Effective Time pursuant to the Articles of Merger to be substantially identical to the form of Charter attached hereto as Exhibit B, and, as so amended, such Charter shall be the Charter of the Surviving Corporation until duly amended or repealed.

1.5      BYLAWS.

         The Bylaws of Target in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to be substantially identical to the form of Bylaws attached hereto as Exhibit C, and, as so amended and restated, such Bylaws shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

1.6      DIRECTORS AND OFFICERS.

         (a) The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws of the Surviving Corporation.

         (b) The officers of Buyer immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws of the Surviving Corporation.

                                   ARTICLE 2
                           MANNER OF CONVERTING SHARES

2.1      CONVERSION OF SHARES.

         Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer or Target or the stockholders of any of the foregoing:

         (a) Each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) (i) Each share of the common stock of Target, $0.01 par value per share (the "TARGET COMMON STOCK"), issued and outstanding immediately prior to the Effective Time owned by any Target Subsidiary, (ii) each share of the preferred stock, $25.00 par value per share of Target designated as "Series A Convertible Preferred Stock" (the "SERIES A CONVERTIBLE


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

PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time owned by any Target Subsidiary and (iii) each share of Target Common Stock that constitutes PSRT Contributed Stock (collectively, the "EXCLUDED TARGET STOCK") shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist at the Effective Time and no consideration shall be issued in exchange therefor. For the avoidance of doubt, it is understood and agreed that any shares of Target Common Stock owned by PSRT immediately prior to the Effective Time that are not PSRT Contributed Stock shall not constitute Excluded Target Stock and all such shares owned by PSRT shall be converted into the right to receive the Common Stock Price Per Share in accordance with Section 2.1(c).

         (c) Each share of Target Common Stock (excluding shares of Target Common Stock that constitute shares of Excluded Target Stock) issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive a cash payment in the amount of $2.10, without interest (the "COMMON STOCK PRICE PER SHARE"), upon surrender of the certificate that formerly represented such share of Target Common Stock.

         (d) Each share of Series A Convertible Preferred Stock (excluding shares of Series A Convertible Preferred Stock that constitute shares of Excluded Target Stock) issued and outstanding immediately prior to the Effective Time shall, at the election of the holder of such share of Series A Convertible Preferred Stock, be converted into either of the following:

                  (i) for each such share of Series A Convertible Preferred Stock with respect to which an election has been properly and timely made pursuant to Section 2.2 to receive stock of the Surviving Corporation, 3.045244 fully paid and nonassessable shares of Preferred Continued Stock (as defined in Section 2.2(f)) (the "PREFERRED STOCK CONTINUED INTEREST PER SHARE"), upon the Effective Time after surrender of the certificate that formerly represented such share of Series A Convertible Preferred Stock; or

                  (ii) for each such share of Series A Convertible Preferred Stock, other than any share with respect to which an election has been properly and timely made pursuant to Section 2.2 to receive the Preferred Stock Continued Interest Per Share, the right to receive in cash, without interest, a payment in the amount equal to the product of
         (x) 2.900232 (the number of shares of Target Common Stock issuable upon conversion of one share of Series A Convertible Preferred Stock) and
         (y) $2.205 (an amount equal to 105% of the Common Stock Price Per Share) (the "PREFERRED STOCK PRICE PER SHARE"), upon surrender of the certificate that formerly evidenced such share of Series A Convertible Preferred Stock.

2.2      PREFERRED STOCK ELECTION.

         (a) Subject to Section 2.2(e), each Person who, on or prior to the Election Date (as defined in Section 2.2(c)), is a record holder of shares of Series A Convertible Preferred Stock


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

shall be entitled, with respect to all, but not less than all, of such Person's shares of Series A Convertible Preferred Stock, to make an unconditional and irrevocable election (the "PREFERRED ELECTION") on or prior to the Election Date to receive the Preferred Stock Price Per Share or the Preferred Stock Continued Interest Per Share in exchange for such Person's shares of Series A Convertible Preferred Stock.

         (b) Buyer and Target shall prepare, in a form mutually agreed upon, a form of election (the "FORM OF ELECTION"), for use by the holders of shares of Series A Convertible Preferred Stock to make the Preferred Election. Target shall deliver the Form of Election to the holders of shares of Series A Convertible Preferred Stock as soon as practicable following the date of this Agreement, but in no event later than twenty (20) days prior to the Closing Date.

         (c) The Preferred Election shall have been properly made only if Target shall have received at its principal executive office, not later than 5:00 p.m., Eastern Time on the date that is the tenth day prior to the Closing Date (the "ELECTION DATE"), a Form of Election properly completed and signed, specifying whether such holder elects to receive the Preferred Stock Price Per Share or the Preferred Stock Continued Interest Per Share. If such holder has made a Preferred Election to receive the Preferred Stock Continued Interest Per Share, the Form of Election shall be accompanied by certificates representing the shares of Series A Convertible Preferred Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Target (or an indemnity agreement reasonably satisfactory to Buyer, if any such certificates are lost, stolen or destroyed).

         (d) The reasonable determination of Buyer shall be binding as to whether or not elections to receive the Preferred Stock Price Per Share or the Preferred Stock Continued Interest Per Share have been properly made pursuant to this Section 2.2 and when elections were received by Target. If Buyer determines that any election to receive the Preferred Stock Price Per Share or the Preferred Stock Continued Interest Per Share was not properly made, the shares of Series A Convertible Preferred Stock with respect to which such election was not properly made shall be treated by Target and Buyer as shares of Series A Convertible Preferred Stock for which a Preferred Election to receive the Preferred Stock Price Per Share was made, and such shares of Series A Convertible Preferred Stock shall be converted in accordance with Section 2.1(d)(ii). Target may, with the prior agreement of Buyer, make such rules as are consistent with this Section 2.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

         (e) Buyer reserves the right to request that any holder of shares of Series A Convertible Preferred Stock, as a condition to making a Preferred Election to receive the Preferred Stock Continued Interest Per Share with respect to such holder's shares of Series A Convertible Preferred Stock, to provide to Buyer information as to whether such holder is an "Accredited Investor" (as such term is defined under Rule 501 promulgated under the Securities Act).


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

         (f) The "PREFERRED CONTINUED STOCK" which shall be issuable to any Person who properly makes the Preferred Election to receive the Preferred Stock Continued Interest Per Share, shall mean a newly created series of convertible preferred stock of the Surviving Corporation designated "Series A Convertible Preferred Stock" and having the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other terms and conditions set forth in the form of Charter of the Surviving Corporation attached to this Agreement as Exhibit B. The Preferred Continued Stock shall not be registered under any Securities Laws and at no time shall any holder of Preferred Continued Stock have any right to have such Preferred Continued Stock registered under any Securities Laws.

         (g) From and after the Effective Time, each share of Series A Convertible Preferred Stock with respect to which the Preferred Election to receive the Preferred Stock Continued Interest Per Share has been properly made shall cease to have any rights with respect thereto, and shall thereafter represent only the right to receive the Preferred Stock Continued Interest Per Share pursuant to Section 2.1(d)(i) and any distribution or dividend under
Section 2.2(h). Promptly after the Effective Time, the Surviving Corporation shall execute and deliver certificates representing the Preferred Stock Continued Interest Per Share to holders of Series A Convertible Preferred Stock that have properly made the Preferred Election to receive the Preferred Stock Interest Per Share, pursuant to Section 2.1(d)(i). The Surviving Corporation shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to Section 2.1(d)(i) to any former holder of shares of Series A Convertible Preferred Stock, such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Series A Convertible Preferred Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

         (h) No dividends or other distributions on shares of Preferred Continued Stock shall be paid or distributed with respect to the shares of Preferred Continued Stock issuable to any holder of any unsurrendered certificate for shares of Series A Convertible Preferred Stock until that certificate (or an indemnity agreement reasonably satisfactory to the Surviving Corporation, if such certificate is lost, stolen or destroyed) is surrendered for exchange in accordance with this Article 2. Subject to the effect of applicable Laws, following surrender of any such certificate, there shall be issued or paid to the holder of the certificates representing shares of Preferred Continued Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of such surrender pursuant to this Agreement and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Preferred Continued Stock with a record date after the Effective Time but with a payment date subsequent to surrender of any such certificate.


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

         (i) No fractional shares of Preferred Continued Stock shall be issued in the Merger, but in lieu thereof, each holder of shares of Series A Convertible Preferred Stock otherwise entitled to a fractional share of Preferred Continued Stock will be entitled to receive, from the Target, an amount of cash, without interest thereon (rounded to the nearest whole cent), equal to the product of (i) such fraction of a share of Preferred Continued Stock multiplied by (ii) the Preferred Stock Price Per Share. The fractional shares of Preferred Continued Stock will be aggregated and no stockholder of the Surviving Corporation will be entitled to receive cash in an amount equal to or greater than the value of one full share of Preferred Continued Stock.

2.3      NO APPRAISAL RIGHTS.

         The holders of Target Common Stock and Series A Convertible Preferred Stock shall not be entitled to appraisal or similar rights as a result of the Merger.

2.4      CONVERSION OF STOCK OPTIONS.

         Prior to the Effective Time, Target shall take such actions as may be necessary so that each stock option, stock purchase right (including Stock Purchase Rights (as defined in Section 4.3(b)), stock repurchase right (including Stock Repurchase Rights (as defined in Section 4.3(b)) or any other similar right to acquire shares of Target Common Stock (the "EXISTING TARGET OPTIONS") issued under the Target Stock Plans, or under any agreement to which Target or any Target Subsidiary is a party, is fully vested (to the extent not otherwise vested) at the Effective Time. At the Effective Time, each holder of an Existing Target Option shall be entitled to receive a cash payment, without interest, equal to the amount, if any, by which the Common Stock Price Per Share exceeds the per share exercise or purchase price of such Existing Target Option multiplied by the number of shares of Target Common Stock subject to such Existing Target Option, and each Existing Target Option shall be canceled at the Effective Time. At the Effective Time, the Target Stock Plans shall terminate.

2.5      ADJUSTMENT TO PREVENT DILUTION.

         If during the period between the date of this Agreement and the Effective Time, any change in the outstanding stock of Target shall occur, including by reason of any reclassification, recapitalization, stock dividend or distribution, stock split (including a reverse stock split), combination, exchange or readjustment or other similar transaction, any consideration (whether payable in stock or cash) payable pursuant to this Article 2 shall be appropriately adjusted.

                                    ARTICLE 3
                             EXCHANGE OF SHARES AND
                        EXISTING TARGET OPTIONS FOR CASH

3.1      PAYING AGENT.

         Prior to the Effective Time, Buyer shall designate a bank or trust company to act as agent (the "PAYING AGENT") for the payment of the Common Stock Price Per Share and the Preferred Stock Price Per Share upon surrender of certificates formerly representing issued and outstanding Target Common Stock or Series A Convertible Preferred Stock, as applicable, and payment in respect of Existing Target Options upon surrender and cancellation of Existing Target Options, together with any undelivered dividends or distributions in respect of such shares or Existing Target Options, in each case without interest thereon. Promptly following the Effective Time, the Surviving Corporation shall provide to the Paying Agent cash in an amount sufficient to make the cash payments referred to in this Section 3.1.

3.2      EXCHANGE PROCEDURES.

         (a) As promptly as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to send to each former holder of record of Existing Target Options, shares of Target Common Stock (other than shares of Target Common Stock representing Excluded Target Stock) and shares of Series A Convertible Preferred Stock (other than shares of Series A Convertible Preferred Stock representing Excluded Target Stock or in respect of which a valid Preferred Election to receive the Preferred Stock Continued Interest Per Share was made) transmittal materials for use in exchanging such holder's Existing Target Options for the consideration specified in Section 2.4 or for use in exchanging such stockholder's certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Common Stock and Series A Convertible Preferred Stock (the "CERTIFICATES") for the Common Stock Price Per Share or the Preferred Stock Price Per Share, as applicable. After the Effective Time, each holder of Existing Target Options, each holder of shares of Target Common Stock (other than shares of Target Common Stock representing Excluded Target Stock) and each holder of shares of Series A Convertible Preferred Stock (other than shares of Series A Convertible Preferred Stock representing Excluded Target Stock or in respect of which a valid Preferred Election to receive the Preferred Stock Continued Interest Per Share was made) issued and outstanding at the Effective Time shall surrender to the Paying Agent (except for Certificates of Series A Convertible Preferred Stock previously surrendered to Target and for which a Preferred Election was not validly made, in which case the Paying Agent will promptly request such Certificates from Target upon receipt of the transmittal materials from such Series A Convertible Preferred Stock holder), the Existing Target Options or Certificates (or an indemnity agreement reasonably satisfactory to Buyer and the Paying Agent, if any such Certificates are lost, stolen or destroyed), together with the transmittal materials, duly executed and completed in accordance with the instructions thereto, and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Article 2, together with any undelivered dividends or distributions in respect of such shares or Existing Target Options (in each case, without interest thereon). The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of Target Common Stock, Series A Convertible Preferred Stock or Existing Target Options is entitled as a result of the Merger until such holder surrenders such holder's Certificates (or an indemnity agreement as described above) or Existing Target Options for exchange as provided in this
Section 3.2(a). No interest will be paid on any such cash to be paid pursuant to
Article 2 upon such delivery. Adoption of this Agreement by the stockholders of Target shall constitute ratification of the appointment of the Paying Agent.

         (b) Any other provision of this Agreement notwithstanding, neither the Paying Agent nor any Party hereto shall be liable to any former holder of Target Common Stock, Series A Convertible Preferred Stock or Existing Target Options for any amount properly paid or property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.3      WITHHOLDING RIGHTS.

         The Surviving Corporation shall be entitled to deduct and withhold, from the consideration otherwise payable (a) pursuant to Section 2.1(c) to any former holder of shares of Target Common Stock, (b) pursuant to Section 2.1(d)(ii) to any former holder of Series A Convertible Preferred Stock that did not validly make the Preferred Election to receive Preferred Stock Continued Interest Per Share and (c) pursuant to Section 2.4 to any former holder of Existing Target Options, such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld by the Surviving Corporation, such amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Target Common Stock, shares of Series A Convertible Preferred Stock, or Existing Target Options in respect of which such deduction and withholding was made by the Surviving Corporation.

3.4      RIGHTS OF FORMER TARGET STOCKHOLDERS.

         From and after the Effective Time, all (a) shares of Target Common Stock converted pursuant to Section 2.1(c) and (b) shares of Series A Convertible Preferred Stock converted pursuant to Section 2.1(d)(i) or Section 2.1(d)(ii) shall no longer be outstanding and shall automatically be canceled and retired and cease and shall not represent stock of the Surviving Corporation, and each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Common Stock Price Per Share, the Preferred Stock Continued Interest Per Share or the Preferred Stock Price Per Share, as the case may be, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Target in respect of such shares of Target Common Stock or Series A Convertible Preferred Stock, as the case may be, in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. However, upon surrender of a Certificate (or an indemnity agreement reasonably satisfactory to the Surviving Corporation, if such Certificate is lost, stolen or destroyed), any undelivered dividends and cash payments payable hereunder with respect to such Certificate (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target hereby represents and warrants to Buyer as follows:

4.1      ORGANIZATION, STANDING, AND POWER.

         Target is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Maryland, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed has not had and is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

4.2      AUTHORITY OF TARGET; NO BREACH BY AGREEMENT.

         (a) Target has the corporate power and authority necessary to execute, deliver and, other than with respect to the Merger, perform this Agreement and with respect to the Merger, subject to obtaining the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the then outstanding shares of Target Common Stock (the "REQUISITE TARGET VOTE"), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and each instrument required hereby to be executed and delivered by Target or any Target Subsidiary prior to or at the Effective Time and the consummation of the transactions contemplated herein, including the Merger, the OP Transfer, the OP Merger and the OP Distribution, have been duly and validly authorized by the Special Committee and the Board of Directors of Target (including, with respect to the OP Merger and the OP Distribution, on behalf of Target in its capacity as the general partner of the Target Operating Partnership, and with respect to the OP Transfer, on behalf of Target in its capacity as the sole stockholder of KPTPHC) and, except for obtaining the Requisite Target Vote, no other corporate action on the part of Target is necessary to authorize the execution, delivery and performance by Target of this

Agreement and the consummation by Target or any Target Subsidiary of the transactions contemplated herein. This Agreement has been duly executed and delivered by Target and is a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Each of the Special Committee and the Board of Directors of Target, upon the recommendation of the Special Committee, each at meetings duly called and held, has unanimously (i) determined that the Merger, this Agreement and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of, Target, (ii) approved the Merger, this Agreement and the other transactions contemplated by this Agreement including, on behalf of Target in its capacity as the general partner of the Target Operating Partnership, the OP Merger and the OP Distribution, and, on behalf of Target in its capacity as the sole stockholder of KPTPHC, the OP Transfer, (iii) resolved to recommend that the stockholders of Target vote to approve the Merger and this Agreement and (iv) adopted resolutions (1) approving the Merger and all of the other actions and transactions contemplated by this Agreement, with the consequences that the requirements for "business combinations" set forth in Sections 3-601 through 3-603 of the MGCL will not be applicable to the Merger,
(2) approving the waiver of the provisions of Section 3.6 of the Stockholders Agreement to the extent applicable to the PSRT Contribution, the Merger, the Co-Investment Agreement, this Agreement and the other transactions contemplated by this Agreement, (3) exempting Buyer, PSRT, KI and each other Person that, as a result of the execution and delivery of the Merger Agreement, the Co-Investment Agreement and the performance of each such agreement, including the Merger and the PSRT Contribution, will Beneficially Own (as defined in the Charter of Target) or Contructively Own (as defined in the Charter of Target) shares of Equity Stock (as defined in the Charter of Target) or Common Stock (as defined in the Charter of Target) in excess of the Ownership Limit (as defined in the Charter of Target) from the application of the Ownership Limit (as defined in the Charter of Target) to the extent applicable to the PSRT Contribution, the Co-Investment Agreement the Merger, this Agreement and the other transactions contemplated by this Agreement, and (4) approving the waiver of any transfer restrictions in the Charter of Target or in any other document to the extent such restrictions may otherwise be applicable to the transfer of shares of Target Common Stock held by PSRT to Buyer pursuant to the PSRT Contribution immediately prior to the consummation of the Merger. Each of the Special Committee and the Board of Directors of Target have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and taken all necessary actions to exempt the foregoing from any "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation, including any provision of the Maryland Business Combination Act, the Maryland Control Share Acquisition Act and Sections 3-801 through 3-805 of the MGCL (each, a "TAKEOVER STATUTE").

         (c) Neither the execution and delivery of this Agreement by Target, nor the consummation by Target or any Target Subsidiary of the transactions contemplated hereby (including the OP Transfer, the OP Merger and the OP Distribution), nor compliance by Target and each Target Subsidiary (to the extent applicable thereto) with any of the provisions hereof or of any instrument required to be executed and delivered by Target or any Target Subsidiary prior to or at the Effective Time, will (i) conflict with or result in a breach of any provision of Target's Charter or Bylaws, or (ii) except as disclosed in Section 4.2(c)(ii) of the Target Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Target or any Target Subsidiary under, any Contract or Permit of Target or any Target Subsidiary where such Default or Lien, or any failure to obtain such Consent will have or is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, or
(iii) assuming that all consents, approvals, authorizations and other actions described in Section 4.2(d) have been obtained and all filings and obligations described in Section 4.2(d) have been made, except as disclosed in Section 4.2(c)(iii) of the Target Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Target or any Target Subsidiary or any of their respective Assets, where such Default, or any failure to obtain such Consent, will have or is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         (d) Other than (i) any filings required by Securities Laws, including, the filing with the SEC of a Transaction Statement on Schedule 13E-3 (as amended from time to time, the "SCHEDULE 13E-3"), (ii) the filing with the SEC and NYSE of the Proxy Statement (as defined in Section 7.1(a)), (iii) the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland and the filing of the Certificate of Merger (as defined in Section 7.12) with the Secretary of State of the State of Delaware, (iv) notices to or filings with the United States Internal Revenue Service ("IRS") or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, (v) compliance with applicable requirements of state securities or "blue sky" Laws, the rules and regulations of the NYSE and applicable requirements of Takeover Statutes and (vi) notices, filings, recordations, declarations, registrations and actions that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to result in a Target Material Adverse Effect or prevent the Target from consummating the transactions contemplated hereby, no notice to, filing, recordation, declaration or registration with, action by or in respect of, or Consent of, any Regulatory Authority is necessary for the execution and delivery of this Agreement by Target, the consummation by Target of the Merger and the other transactions contemplated in this Agreement and the compliance by Target with the applicable provisions of this Agreement.

4.3      CAPITALIZATION.

         (a) The total number of shares of authorized stock of Target is One Hundred Thirty Million (130,000,000) shares, which consists of (i) One Hundred Million (100,000,000) shares of Target Common Stock, of which 31,914,354 shares are issued and outstanding as of the date of this Agreement, (ii) Five Million (5,000,000) shares of preferred stock, par value $25.00 per share (the "TARGET PREFERRED Stock"), of which One Million (1,000,000) shares are designated as "Series A Convertible Preferred Stock", and 780,680 shares of Series A Convertible Preferred Stock are issued and outstanding as of the date of this Agreement, and (iii) Twenty Five Million

(25,000,000) shares of excess stock, par value $0.01 per share ("EXCESS STOCK"), of which, as of the date of this Agreement, no shares are issued and outstanding. All of the issued and outstanding shares of stock of Target are duly authorized and validly issued and outstanding and are fully paid and nonassessable under the MGCL. None of the outstanding shares of stock of Target has been issued in violation of any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right of the current or past stockholders of Target and all of the outstanding shares of stock of Target were issued in compliance with applicable securities laws and regulations. No shares of stock of Target are held by any Target Subsidiary.

         (b) As of the date of this Agreement, (i) except as noted in (vi) and (vii) below, no shares of Target Common Stock are reserved for future issuance pursuant to the 1996 Restricted Stock Plan, (ii) except as noted in
(vi) below, 30,000 shares of Target Common Stock are reserved for future issuance pursuant to stock awards granted and outstanding under the Amended and Restated 1993 Employee Stock Incentive Plan, (iii) 111,957 shares of Target Common Stock are reserved for future issuance pursuant to stock awards granted and outstanding under the Amended and Restated 1995 Outside Directors Stock Award Plan, (iv) no shares of Target Common Stock are reserved for future issuance pursuant to the Target's Non-Qualified Employee Stock Purchase Plan (which has been discontinued), (v) 916,233 shares of Target Common Stock are reserved for future issuance at the Target's option upon redemption of Target OP Units, (vi) 127,000 shares of Target Common Stock are reserved for future issuance upon exercise of stock purchase rights issued to employees of Target in exchange for vested incentive stock options initially issued pursuant to the Amended and Restated 1993 Employee Stock Incentive Plan ("STOCK PURCHASE Rights"), (vii) 448,403 shares of Target Common Stock are reserved for future issuance upon exercise of stock repurchase rights issued to employees of Target in exchange for shares of restricted stock initially issued pursuant to the 1996 Restricted Stock Plan ("STOCK REPURCHASE RIGHTS") and (viii) except as described in this Section 4.3 or as disclosed in Section 4.3(b) of the Target Disclosure Memorandum, no other shares of Target Common Stock are, or are required to be, reserved for issuance. Except as noted therein, Section 4.3(b) of the Target Disclosure Memorandum sets forth a complete and correct list as of the date of this Agreement of (i) the name of each holder of Stock Purchase Rights, Stock Repurchase Rights and stock options or other awards issued pursuant to the Target Stock Plans, (ii) the number of outstanding Stock Purchase Rights, Stock Repurchase Rights and stock options or other awards issued pursuant to the Target Stock Plans, (iii) the dates on which such stock options or other awards issued pursuant to the Target Stock Plans were granted and (iv) the exercise price of each outstanding stock option, Stock Purchase Right, Stock Repurchase Right or other award. Except as disclosed in Section 4.3(b) of the Target Disclosure Memorandum, Target does not have any stock option and other stock-based compensation plans pursuant to which any Person has any right or privilege capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of Target.

         (c) As of the date of this Agreement, 32,830,587 Target OP Units (Common) and 780,680 Target OP Units (Preferred) are duly and validly issued and outstanding and are fully paid and nonassessable under Title 6, Chapter 17 of the Delaware Code Annotated, as amended ("DRULPA") and are not subject to preemptive or similar rights. All of the Target OP Units (Preferred) are owned by Target or KPTPHC, 31,914,354 of the Target OP Units (Common) are owned by Target or KPTPHC and the remainder of the Target OP Units (Common), as of the date of this Agreement, are owned by the Persons and in amounts set forth in
Section 4.3(c) of the Target Disclosure Memorandum. None of the outstanding Target OP Units have been issued in violation of any preemptive or similar rights under applicable Law, the Target OP Agreement, or any Contract to which either Target or the Target Operating Partnership is a party or by which either is bound. Target is the sole general partner of the Target Operating Partnership. Pursuant to the Target OP Agreement, Target OP Units (Common) may be redeemed for cash or (at the option of Target) shares of Target Common Stock at a rate of one share of Target Common Stock for each Target OP Unit (Common). Except as set forth in Section 4.3(c) of the Target Disclosure Memorandum, neither Target nor any Target Subsidiary has issued or granted, and is not a party to any outstanding commitments of any kind relating to or any presently effective agreements or understandings with respect to, issuing Equity Rights in the Target Operating Partnership or securities convertible into Equity Rights in the Target Operating Partnership, except for those that are issuable to Target or a wholly owned Target Subsidiary. After giving effect to the OP Merger, the Target Operating Partnership will be wholly owned by Target and its wholly owned Subsidiaries.

         (d) Section 4.3(d) of the Target Disclosure Memorandum sets forth as of the date hereof, subject to the assumptions noted therein, the "Conversion Price" (as defined in the Charter of Target) per share with respect to the Series A Convertible Preferred Stock.

         (e) As of the date of this Agreement, Target Warrants to purchase an aggregate of 500,000 shares of Target Common Stock are outstanding and an aggregate of 500,000 shares of Target Common Stock are reserved for future issuance pursuant to the Target Warrants. Section 4.3(e) of the Target Disclosure Memorandum sets forth for each Target Warrant, the grant date, expiration date and number of shares of Target Common Stock issuable upon exercise of each Target Warrant. The exercise price pursuant to each Target Warrant for the purchase of each share of Target Common Stock represented thereby is not less than $ 4.00.

         (f) Except (i) as set forth in Sections 4.3(a)-(e), (ii) as disclosed in Sections 4.3(a)-(e) of the Target Disclosure Memorandum, and (iii) for the CVR Agreement, there are (x) no shares of stock or other Equity Rights of Target outstanding, (y) no outstanding Equity Rights relating to the stock of Target and (z) no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities or Equity Rights of Target.

         (g) Except as disclosed in Section 4.3(g) of the Target Disclosure Memorandum, there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments, arrangements or understandings of any character by which Target or any Target Subsidiary is bound with respect to voting of any shares of stock or other Equity Rights of Target or any Target Subsidiary or with respect to the registration of the offering, sale or delivery of any shares of stock or other Equity Rights of Target or any Target Subsidiary under the Securities Act.

         (h) Except as set forth in Section 4.3(h) of the Target Disclosure Memorandum, there are no obligations, contingent or otherwise, of Target to (i) repurchase, redeem or otherwise acquire any Target Common Stock, Series A Convertible Preferred Stock or other stock or Equity Rights of Target, or the stock or other Equity Rights of any Target Subsidiary or (ii) (other than with respect to wholly-owned Target Subsidiaries in the ordinary course of business) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any Target Subsidiary or any other Person.

4.4      TARGET SUBSIDIARIES.

         (a) Section 4.4(a) of the Target Disclosure Memorandum sets forth a complete and accurate list of each Target Subsidiary as of the date of this Agreement, and sets forth, for each Target Subsidiary, (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by Target in such Subsidiary and the names of and percentage interest held by the other interest holders, if any, in such Subsidiary, and
(iii) any loans from Target to, or priority payments due to Target from, such Subsidiary, and the rate of return thereon. Except as disclosed in Section 4.4(a) of the Target Disclosure Memorandum, Target or one of its Subsidiaries owns all of the issued and outstanding shares of stock (or other Equity Rights) of each Target Subsidiary. Except as disclosed in Section 4.4(a) of the Target Disclosure Memorandum, no stock (or other Equity Rights) of any Target Subsidiary is or may become required to be issued (other than to Target or another wholly-owned Target Subsidiary) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to Target or another Target Subsidiary) additional shares of its stock (or other equity interests) or Equity Rights or by which Target or any Target Subsidiary is or may be bound to transfer any shares of the stock (or other equity interests) of any Target Subsidiary (other than to Target or another Target Subsidiary). Except as disclosed in Section 4.4(a) of the Target Disclosure Memorandum, there are no Contracts relating to the rights of Target or any Target Subsidiary to vote or to dispose of any shares of the stock (or other equity interests) of any Target Subsidiary. Except as noted in Section 4.4(a) of the Target Disclosure Memorandum, all of the shares of stock (or other equity interests) of each Target Subsidiary held by Target or a Target Subsidiary have been duly authorized and validly issued, are fully paid, nonassessable and free of any preemptive rights under the corporation or other applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Target or a

Target Subsidiary free and clear of any material Lien. Except as disclosed in
Section 4.4(a) of the Target Disclosure Memorandum, each Target Subsidiary is a corporation, limited liability company, limited partnership or limited liability partnership, and each such Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted, except where such failure is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. Each Target Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         (b) Except for interests in Target Subsidiaries and except as set forth in Section 4.4(b) of the Target Disclosure Memorandum, neither Target nor any of the Target Subsidiaries owns directly or indirectly any interest or investment that constitutes more than 1% of the voting securities or equity value of any corporation, partnership, limited liability company, joint venture, business, trust or entity (other than investments in short-term securities). With respect to such interest or investment, Section 4.4(b) of the Target Disclosure Memorandum sets forth the direct or indirect ownership interest percentage of Target or any Target Subsidiary in any such corporation, partnership, limited liability company, joint venture, business, trust or entity and the ownership interest percentage and contributed capital, and the preferred return percentage and accumulated preferred return, if any, of each Person in such corporation, partnership, limited liability company, joint venture, business, trust or entity to the extent not wholly-owned by Target or any Target Subsidiary.

         (c) Except as set forth in Section 4.4(b) of the Target Disclosure Memorandum, neither Target, the Target Operating Partnership nor any Target Subsidiary owns (directly or through one or more partnerships) any securities (as defined in the Investment Company Act of 1940, as amended) that constitute more than 1% of the voting securities or equity value of any entity.

4.5      SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Target has timely filed and made available to Buyer all SEC Documents required to be filed by Target since January 1, 2000 (including any SEC Documents filed subsequent to the date of this Agreement, the "TARGET SEC REPORTS"). The Target SEC Reports filed prior to or on the date of this Agreement (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and
(ii) did not, at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Regulatory Authority with respect to any Target SEC Reports. No Target Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any SEC Documents.

         (b) Each of the Target Financial Statements (including, in each case, any related notes) contained in or incorporated by reference into the Target SEC Reports, (i) was prepared (or, with respect to Target Financial Statements that have not been filed on or before the date hereof, will be prepared) from, and is in accordance with, the books and records of Target and its Subsidiaries, (ii) complied (or, with respect to Target Financial Statements that have not been filed on or before the date hereof, will comply) as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (iii) was prepared (or, with respect to Target Financial Statements that have not been filed on or before the date hereof, will be prepared) in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and (iv) fairly presented in all material respects the consolidated financial position of Target and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         (c) Target has heretofore provided Buyer with true and correct copies of any filings or any amendments or modifications to any Target SEC Reports (in final form or, if such final form is not available, then in draft form) which have not yet been filed with the SEC but that are required to be filed with the SEC as of the date hereof, in accordance with applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder.

4.6      ABSENCE OF UNDISCLOSED LIABILITIES.

         Neither Target nor any Target Subsidiary has any Liabilities, whether or not required to be reflected in or reserved against in financial statements prepared in accordance with GAAP, whether due or to become due, except (i) Liabilities which are accrued or reserved against in the consolidated balance sheets of Target as of March 31, 2002, included in the Target Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) those Liabilities disclosed in Section 4.6 of the Target Disclosure Memorandum, (iii) Liabilities disclosed in the Target Disclosure Memorandum in response to any other representation of Target in Article IV of this Agreement, and (iv) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since March 31, 2002, except as disclosed in Section 4.7 of the Target Disclosure Memorandum, Target and each of the Target Subsidiaries have conducted their respective businesses only in the ordinary course and

         (a) there have been no known events, changes, occurrences, effects, facts, violations, developments or circumstances which have had, or are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; or

         (b) except for distributions deemed necessary to maintain REIT status, or pursuant to the OP Merger and the OP Distribution, there has been no authorization, declaration, setting aside or payment of any dividend or similar distribution (whether in cash, stock or property) with respect to, or split, combination, redemption, reclassification, purchase or other acquisition of, any shares of the Target Common Stock, any share of the Series A Convertible Preferred Stock or the Target OP Units, or any other change in the capital structure of Target or any Target Subsidiary; or

         (c) there has been no material change by Target or any Target Subsidiary in any accounting practices, policies or procedures or any methods of reporting income, deductions or other terms for income tax purposes (except insofar as may have been required by GAAP or Law); or

         (d) neither Target nor any Target Subsidiary has (i) granted to any officer or employee of Target or any Target Subsidiary any increase in compensation (including wages, salaries, bonuses or any other remuneration), except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of March 31, 2002, (ii) granted to any such officer or employee any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of March 31, 2002or (iii) entered into any employment, severance or termination agreement with any such officer or employee; or

         (e) there has not been (i) any incurrence or assumption by Target or any Target Subsidiary of any indebtedness for borrowed money or (ii) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by Target or any Target Subsidiary for the obligations of any other person (other than any wholly-owned Target Subsidiary); or

         (f) there has not been any creation or assumption by Target or any Target Subsidiary of any Lien (other than Permitted Encumbrances) on any material Asset of Target or any Target Subsidiary; or

         (g) there has not been any making of any loan, advance or capital contribution to or investment in any person (other than any wholly-owned Target Subsidiary) by Target or any Target Subsidiary; or

         (h) there has not been (i) any Contract entered into by Target or any Target Subsidiary relating to any material acquisition or disposition of any assets or business, or (ii) any modification, amendment, assignment or termination of or relinquishment by Target or any Target Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee), other than any modification, amendment, assignment or termination or relinquishment in the ordinary course of business consistent with past practice and that is not material to Target and the Target Subsidiaries, taken as a whole; or

         (i) there has not been any change that would prevent or delay beyond the Termination Date (as defined in Section 9.1(f)) the ability of Target from consummating the Merger or any of the other transactions contemplated in this Agreement.

4.8      TAX MATTERS.

         Except as set forth in Section 4.8 of the Target Disclosure Memorandum:

         (a) Target and each Target Subsidiary has timely filed all federal income tax returns and all other material Tax Returns required to be filed by it (after giving effect to any extension granted by a taxing authority having authority to do so), and such Tax Returns are correct and complete in all material respects. All Taxes of Target and each Target Subsidiary shown on such Tax Returns have been fully paid. There are no Liens for any Taxes on any of the Assets of Target or any Target Subsidiary and each Target Subsidiary (other than a Lien for current real property or ad valorem Taxes not yet due and payable or other Liens which are not reasonably likely to have a Target Material Adverse Effect). Since December 31, 2000, Target has incurred no material liability for Taxes under Sections 857(b), 860(c) or 4981 of the Internal Revenue Code, including any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Internal Revenue Code. Target has previously delivered or made available to Buyer true, correct, and complete copies of Target's Federal income Tax Returns for 1999 and 2000 and of the Target Operating Partnership's Tax Returns of income for 1999 and 2000. Each of such Tax Returns is true, correct, and complete in all material respects. Neither Target's Federal income Tax Return for 2001 nor the Target Operating Partnership's Tax Return of income for 2001 has been prepared as of the date hereof (and copies thereof shall be provided to Buyer when such Tax Returns are prepared). Target did not have real estate investment trust taxable income during 2001 and has not had real estate investment trust taxable income for the period from January 1, 2002 through the date of this Agreement, in each case determined without regard to the deduction for dividends paid.

         (b) Neither Target nor any Target Subsidiary has received any written notice of assessment or proposed assessment in connection with any Taxes, and to the Knowledge of Target, there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of Target or any Target Subsidiary. Neither Target nor any Target Subsidiary has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

         (c) Target (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal Revenue Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to the Knowledge of Target, no such challenge is pending or threatened. Each Target Subsidiary which is a partnership, joint venture or limited liability company (i) has been treated since its formation and continues to be treated for federal income tax purposes either as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Target of a direct or indirect interest therein, owned any assets (including securities) that would cause Target to violate Section 856(c)(4) of the Internal Revenue Code. Each Target Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Internal Revenue Code or, since January 1, 2001, a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. Neither Target nor any Target Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Internal Revenue Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. ss. 1.337(d)-5T or 1.337(d)-6T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Internal Revenue Code and the regulations thereunder.

         (d) Target and each Target Subsidiary has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441, 1442, 1445 and 1446 of the Internal Revenue Code or similar provisions under foreign Law.

         (e) The most recent audited financial statements contained in the Target SEC Reports filed prior to the date of this Agreement reflect an adequate reserve for all material Taxes payable by Target and the Target Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

4.9      REAL PROPERTY.

         (a) Section 4.9(a)(I) of the Target Disclosure Memorandum contains a true and correct list of the real property owned or leased by Target and the Target Subsidiaries, and indicates whether such real property is owned in fee (an "OWNED REAL PROPERTY"), ground leased (a "GROUND LEASED REAL PROPERTY") or leased (an "OFFICE SPACE LEASE"), which Owned Real Property and Ground Leased Real Property are more particularly described in the legal descriptions attached as Schedule A to the Title Reports (as defined in the definition of Permitted Encumbrances). Target and each Target Subsidiary has good and marketable title to its Owned Real Property, free and clear of all Liens, other than the Permitted Encumbrances. The Merger and the other transactions to be consummated in connection therewith shall not cause a Default under any of the Liens affecting the Real Property except for those Liens identified in Section 4.9(a)(IV) of the Target Disclosure Memorandum as requiring Consents. Except as set forth in Section 4.9(a)(V) of the Target Disclosure Memorandum, to the Knowledge of Target, there is no existing Default by Target or any Target Subsidiary or each other party to the Permitted Encumbrances, under the Permitted Encumbrances, the consequences of which, individually or in the aggregate, have had or would reasonably be expected to have a Target Material Adverse Effect.

         (b) Target has previously provided or made available to Buyer a true, correct and complete copy of each lease (including all modifications and supplements thereto) pursuant to which Target or any Target Subsidiary leases or subleases the Real Property to tenants (each such lease, a "SPACE LEASE") and all guaranties of such tenant's performance under its Space Leases ("LEASE GUARANTIES"). Target has provided the Rent Roll to Buyer, and the Rent Roll is accurate in all material respects. Except as set forth in Section 4.9(b) of the Target Disclosure Memorandum or the tenant estoppel certificates provided to Buyer on cd-rom by letter dated June 18, 2002 (the "TENANT ESTOPPEL CERTIFICATES"), to the Knowledge of Target, each Space Lease is in full force and effect, no tenant has been discharged or released from its material obligations thereunder or such material obligations waived and there is no existing Default by Target or any Target Subsidiary or by any other party to any Space Lease, the consequences of which, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect. Except as set forth in the Rent Roll, or in Section 4.9(b) of the Target Disclosure Memorandum, or the Tenant Estoppel Certificates, with respect to any Space Lease demising more than 10,000 square feet (a "MAJOR LEASE"), (i) to the Knowledge of Target, no tenant under a Major Lease is currently entitled to a rent abatement or setoff, (ii) there is no tenant improvement work required to be performed or allowances payable by any Target Subsidiary under any Major Lease, which work has not been completely paid for, or allowance fully paid to the applicable tenant, and (iii) neither Target nor any Target Subsidiary has received or given a notice of default which default remains uncured. Except for Permitted Encumbrances, or as set forth in Section 4.9(b) of the Target Disclosure Memorandum or the Tenant Estoppel Certificates, Target's and each Target Subsidiary's interests in the Space Leases are free and clear of any Liens, and are not subject to any deeds of trust, assignments, subleases, or rights of any third parties known to or created or permitted by Target or any Target Subsidiary other than the lessees thereof or other Persons claiming by, through or under such lessees, including any mortgagees, purchase money mortgagees, equipment lessors or other lenders to or of such lessees. Except as set forth in Section 4.9(b) of the Target Disclosure Memorandum or the Tenant Estoppel Certificates, no current tenant has delivered any notice of termination of any Space Lease and Target has no Knowledge of any Tenant's intention to so terminate its Space Lease. Except as set forth in Section 4.9(b) of the Target Disclosure Memorandum, to the Knowledge of Target, there is no bankruptcy proceeding involving any tenant under any Major Lease or the guarantor under any Lease Guaranty with respect to a Major Lease.

         (c) Target has previously provided or made available to Buyer a true and correct copy of each ground lease (or similar document) pursuant to which Target or any Target Subsidiary possesses any Leased Real Property as tenant or lessee thereunder, together with all amendments, modifications, extensions and renewals thereof. To the Knowledge of Target, no Target Subsidiary is in arrears in its payment of rent under any such ground lease beyond the expiration of any applicable notice and cure periods. Except as set forth in Section 4.9(c) of the Target Disclosure Memorandum, to the Knowledge of Target, and Target has received no written notice disputing that each such ground lease (or similar document) is in full force and effect and there is no existing monetary or other material Default by Target or any Target Subsidiary or by any other party thereto, the consequences of which, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect. Except for Permitted Encumbrances, or as set forth in Section 4.9(c) of the Target Disclosure Memorandum, Target's and each Target Subsidiary's interests as tenant or lessee in such ground leases are free and clear of any Liens, and are not subject to any deeds of trust, assignments, subleases or rights of any third parties other than the space lessees of the subject Leased Real Property under the Space Leases (or sublessees or other Persons claiming by, through or under such lessees including mortgagees, equipment lessors or other lenders to or of such lessees). No Target Subsidiary has delivered any notice to terminate any such ground lease.

         (d) Except as set forth in Section 4.9(d) of the Target Disclosure Memorandum, Target has received no written notice that the Real Property or any improvements on the Real Property, including parking facilities, (and the current use and occupancy thereof) are in current violation of any applicable state or local Laws or public use restrictions, nor has Target received written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes affecting the Real Property which, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect. Target has a certificate of occupancy for each parcel of Real Property which has been improved for use and occupancy and such certificates of occupancy are in full force and effect in all material respects. Neither Target nor any Target Subsidiary has received any written notice of, nor has any Knowledge of, any currently pending or threatened termination or material violation of any certificate of occupancy.

         (e) Except as set forth in Section 4.9(e) of the Target Disclosure Memorandum, no Person or entity (including any space tenant), other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Owned Real Property or interest therein or profit participation therein or based thereon (whether now exercisable or exercisable in the future or upon any contingency).

         (f) Except as set forth in Section 4.9(f) of the Target Disclosure Memorandum, the Owned Real Property is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a Lien upon the Owned Real Property. Target has made no commitment to any governmental authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the Owned Real Property which would impose an obligation upon Target or its successors or assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of the Owned Real Property other than such commitments which would not, individually or in the aggregate, have or reasonably be expected to have a Target Material Adverse Effect. No governmental authority has imposed any requirement that Target pay, directly or indirectly, any taxes in connection with the development of the Owned Real Property or any portion thereof, other than any regular and nondiscriminatory local real estate or school taxes assessed against the Owned Real Property, or other taxes not having, or reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. The parcels comprising the Owned Real Property are separately assessed for real property tax assessment purposes and are not combined with any real property not owned by Target for tax assessment purposes except to the extent covered by the tax sharing agreements listed on Section 4.9(f) of the Target Disclosure Memorandum designed to allocate real estate taxes between Target and another property owner for a limited period of time prior to separate assessment. Target has received no written notice of any contemplated or actual reassessment of the Owned Real Property or any portion thereof for general real estate tax purposes. As of the date hereof, all due and payable taxes, assessments, water charges and sewer charges affecting the Owned Real Property and, to Target's Knowledge, the Leased Real Property, or any portion thereof, have been paid to the extent necessary to prevent the same from becoming delinquent.

         (g) Target has delivered to Buyer true and correct copies of its current budgets (and existing business plans) for the operation, maintenance, management, leasing and improvement of the Real Properties and, except as set forth in Section 4.9(g) of the Target Disclosure Memorandum, Target has no Knowledge of any material modifications currently required thereto.

         (h) Except as set forth in Section 4.9(h) of the Target Disclosure Memorandum (including the engineering reports listed thereon) or in the budgets referred to in Section 4.9(h), to the Knowledge of Target, there exists no structural or other defects or damage to, or repairs required to be made to, any of the improvements on the Real Property, the consequences of which, individually or in the aggregate, has had or would reasonably be expected to have a Target Material Adverse Effect.

4.10     ENVIRONMENTAL MATTERS.

         (a) Except as set forth in Section 4.10(a) of the Target Disclosure Memorandum or as set forth in the Target Environmental Reports, to the Knowledge of Target, Target and each Target Subsidiary and its Operating Properties are, and have been, in compliance with all Environmental Laws and all Environmental Permits, except for violations which have not had and are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         (b) There is no Litigation pending or, to the Knowledge of Target, threatened before any Regulatory Authority or other forum in which Target or any of its Subsidiaries or its Operating Properties (or Target in respect of such Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Target or any Target Subsidiary or any of its Operating Properties (collectively, "ENVIRONMENTAL CLAIMS") except for such Environmental Claims that have not had and are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         (c) To the Knowledge of Target, except as set forth in Section 4.10(c) of the Target Disclosure Memorandum or as disclosed in the Target Environmental Reports, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any property currently or formerly owned, leased or operated by Target or any Target Subsidiary or Operating Property which have resulted in or are reasonably likely to result in a Target Material Adverse Effect.

         (d) Except as set forth in Section 4.10(d) of the Target Disclosure Memorandum, there are no liens or encumbrances on any of the Operating Properties which arose pursuant to or in connection with any Environmental Law, Environmental Permit or Environmental Claim and, to the Knowledge of Target, no governmental actions have been taken or threatened to be taken or are in process which are reasonably likely to subject any Operating Property to such liens or encumbrances, except for any such liens or encumbrances which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

         (e) Section 4.10(e) of the Target Disclosure Memorandum sets forth a true and complete list of each of the Target Environmental Reports and the date of each such report. Target has previously delivered or made available to Buyer a true and complete copy of each Target Environmental Report.

4.11     COMPLIANCE WITH LAWS.

         To the Knowledge of Target, Target and each Target Subsidiary has in effect all Permits necessary for the current conduct of the business of Target and the Target Subsidiaries taken as a whole, including the ownership, lease or operation of their Assets (including the Real Property), except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which could not reasonably be anticipated to have, individually or in the aggregate, a Target Material Adverse Effect. Except as disclosed in Section 4.11 of the Target Disclosure Memorandum, neither Target nor any of the Target Subsidiaries:

         (a) to the Knowledge of Target, is in Default under any Laws, Orders, or Permits applicable to its business, properties or operations except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; or

         (b) has, since January 1, 1998, received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Target or any Target Subsidiary is not in compliance with any Laws or Orders, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, or (iii) requiring Target or any Target Subsidiary to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business.

4.12     LABOR RELATIONS.

         (a) Neither Target nor any Target Subsidiary is the subject of any Litigation asserting that it or any other Target Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Target Subsidiary to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is Target or any Target Subsidiary party to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, or subject to any bargaining order, injunction or other Order relating to Target's relationship or dealings with its employees, any labor organization or any other employee representative. Except as set forth in Section 4.12 of the Target Disclosure

Memorandum, there is no strike, slowdown, lockout, walkout, work stoppage or other job action or labor dispute involving Target or any Target Subsidiary pending or, to the Knowledge of Target, threatened or anticipated. To the Knowledge of Target, there is no activity by Target or any Target Subsidiary employees or any labor organization or other employee representative seeking to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of Target or any Target Subsidiary. Neither Target nor any Target Subsidiary is the subject of any Litigation relating to labor matters, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), or charges of unfair labor practices or discrimination complaints, that has had or is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

4.13     EMPLOYEE BENEFIT PLANS.

         (a) Target has listed in Section 4.13(a) of the Target Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement true and complete copies of, each Employee Benefit Plan (and all documents relating thereto, all amendments thereto and accurate written summaries of the material terms of all unwritten Employee Benefit Plans) currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Target or any Target Subsidiary or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TARGET BENEFIT PLANS").

         (b) Target has delivered to Buyer prior to the execution of this Agreement true and complete copies of (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, and all amendments thereto (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the United States Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation with respect to all Target Benefit Plans during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings) with respect to all Target Benefit Plans during this calendar year or any of the preceding three calendar years, (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto with respect to all Target Benefit Plans.

         (c) Except as disclosed in Section 4.13(c) of the Target Disclosure Memorandum, each Target Benefit Plan is in compliance with the terms of such Target Benefit Plan, and in compliance with the applicable requirements of the Internal Revenue Code, ERISA and any other applicable Laws, except for breaches or violations which have not had and are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. Each Target Benefit Plan intended to qualify under
Section 401 of the Internal Revenue Code has received a determination letter from the IRS to the effect that such Target Benefit Plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code, and other than as disclosed in Section 4.13(c) of the Target Disclosure Memorandum, to the Knowledge of Target, there are no current circumstances likely to result in the disqualification of any Target Benefit Plan that is intended to be qualified under Section 401 of the Internal Revenue Code or material liability relating to such qualified or exempt status. Except as disclosed in Section 4.13(c) of the Target Disclosure Memorandum, Target has not received any communication (written or unwritten) from any government agency questioning or challenging the compliance of any Target Benefit Plan with applicable Laws. Except as disclosed in Section 4.13(c) of the Target Disclosure Memorandum, no Target Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Employee Benefit Plan failed to comply with applicable Laws. Each Target Benefit Plan can be amended, terminated or otherwise discontinued without material liability to Target or any Target Subsidiary or ERISA Affiliate thereof, other than with respect to benefits accrued through the date of such action.

         (d) Neither Target nor any administrator or fiduciary of any Target Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject Target or any Target Subsidiary or Buyer to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA, which Liability has had or is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. There are no unresolved claims or disputes or proceedings pending under the terms of, or in connection with, the Target Benefit Plans other than routine claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Target Benefit Plan or, to the Knowledge of Target, is threatened or anticipated.

         (e) No nonexempt "prohibited transaction" (described in Internal Revenue Code Section 4975(c) or ERISA Section 406) has occurred with respect to any Target Benefit Plan, except as disclosed in Section 4.13(e) of the Target Disclosure Memorandum.

         (f) No Target Benefit Plan is a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is subject to Section 412 of the Internal Revenue Code, and neither Target, any Target Subsidiary nor any of their respective ERISA Affiliates has sponsored, maintained or contributed to any Employee Benefit Plan that was subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.

         (g) No Liability under Title IV of ERISA has been or is expected to be incurred by Target or its ERISA Affiliates and no event has occurred that would reasonably result in Liability under Title IV of ERISA being incurred by Target or its ERISA Affiliates with respect to any ongoing, frozen, or terminated single-employer plan of Target or the single-employer plan of any ERISA Affiliate, which Liability has had or is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect. There has been no "reportable event," within the meaning of ERISA Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen, or terminated single employer plan of Target or of an ERISA Affiliate.

         (h) Except as disclosed in Section 4.13(h) of the Target Disclosure Memorandum, neither Target nor any Target Subsidiary has any Liability for post-employment health and life benefits under any of the Target Benefit Plans and there are no restrictions on the rights of Target or any Target Subsidiary to amend or terminate any such plan without incurring any Liability thereunder, except to the extent required under Part 6 of Title I of ERISA or Internal Revenue Code Section 4980B, and, to the Knowledge of Target, neither Target nor any Target Subsidiary has ever represented, promised or contracted (whether oral or in written form) to any employee or former employee that post-employment medical or life insurance benefits would be provided, except to the extent required under Part 6 of Title I of ERISA or the Internal Revenue Code. Target and each of its ERISA Affiliates that maintains or contributes to a "group health plan" within the meaning of Section 5000(b)(1) of the Internal Revenue Code has complied with the notice and continuation requirements of Section 4980B of the Internal Revenue Code and Part 6 of Title I of ERISA.

         (i) Except as disclosed in Section 4.13(i) of the Target Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Target or any Target Subsidiary from Target or any Target Subsidiary under any Target Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Benefit Plan, or (iii) result in any acceleration of the time of payment of any such benefit. No payment or benefit which will or may be made by Target, any Target Subsidiary or any of their Affiliates will be characterized as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and the rules and regulations promulgated thereunder.

         (j) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Target or any Target Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Internal Revenue Code Section 412 or ERISA
Section 302,
have been fully reflected on the Target Financial Statements to the extent required by and in accordance with GAAP.

         (k) Neither Target nor any of its ERISA Affiliates nor any organization to which Target or any of its ERISA Affiliates is a successor or parent corporation, within the meaning of ERISA Section 4069(b), has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

         (l) Except as disclosed in Section 4.13(l) of the Target Disclosure Memorandum, neither the Target nor any of its ERISA Affiliates has made any commitment, whether legally binding or not, to establish any new Employee Benefit Plans or to modify any existing Employee Benefit Plan, except as otherwise required by Law.

         (m) All amendments and actions required to bring the Target Benefit Plans into conformity in all material respects with all of the applicable provisions of the Internal Revenue Code, ERISA and all other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing.

         (n) All Employee Stock Purchase Plans have been discontinued and no offering period under any Employee Stock Purchase Plan is in effect on the date hereof or will be in effect following the date of this Agreement.

4.14     MATERIAL CONTRACTS.

         (a) Except as disclosed in Section 4.14(a) of the Target Disclosure Memorandum or otherwise reflected in an exhibit to Target's Form 10-K for the year ended December 31, 2001 or in any other Target SEC Report filed subsequent to such Form 10-K and prior to the date of this Agreement, neither Target nor any Target Subsidiary is a party to, or is bound by (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000,
(ii) any Contract relating to the borrowing of money by Target or any Target Subsidiary or the guarantee by Target or any Target Subsidiary of any such obligation of any other Person (other than Contracts evidencing trade payables) (each such Contract, a "LOAN DOCUMENT") (iii) any Contract which prohibits or restricts Target or any Target Subsidiary from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Target and the Target Subsidiaries, (v) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $250,000),
(vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection

Contract not included on its balance sheet which is a financial derivative Contract, (vii) any brokerage, finders' or similar Contracts, (viii) any indemnification Contracts, (ix) any joint venture or similar Contracts, (x) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K. With respect to each Target Contract and except as disclosed in Section 4.14(a) of the Target Disclosure Memorandum: (A) the Contract is in full force and effect, is a valid and binding obligation of Target or the Target Subsidiary party thereto and, to the Target's Knowledge, each other party thereto; (B) neither Target nor any Target Subsidiary is in Default nor has received any claim of Default, thereunder, other than Defaults which have not had and are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; (C) neither Target nor any Target Subsidiary has repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the Knowledge of Target, in Default in any respect thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, or has repudiated or waived any material provision thereunder except as noted in Section 4.14(a) of the Target Disclosure Memorandum. Target has, prior to the date of this Agreement, provided or made available to Buyer true, correct and complete copies of all Target Contracts. Section 4.14(a) of the Target Disclosure Memorandum sets forth a complete and accurate list, as of May 31, 2002, of the outstanding principal balance of each loan or indebtedness evidenced by the Loan Documents.

         (b) Neither Target nor any Target Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements" (except as set forth in Section 4.14(b) of the Target Disclosure Memorandum, true and correct copies of which have been made available to Buyer). As used herein, a "TAX PROTECTION AGREEMENT" is an agreement, oral or written, (A) that (i) prohibits or restricts in any manner the disposition of any assets of Target or any Target Subsidiary, (ii) requires that Target or any Target Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of Target's or any of its Subsidiaries' properties, or (iii) requires that Target or any Target Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including a "bottom" guarantee, indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Target or any Target Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Internal Revenue Code with respect to one or more assets of Target or a Target Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Target or any Target Subsidiary under Section 752 of the Internal Revenue Code. None of Target or any Target Subsidiary is in violation of or in default under any Tax Protection Agreement.

         (c) Except as set forth in Section 4.14(c) of the Target Disclosure Memorandum, neither Target nor any Target Subsidiary is a party to any agreement relating to the development or management of any Operating Property of Target or any Target Subsidiary by any Person other than Target or a Target Subsidiary.

         (d) Section 4.14(d) of the Target Disclosure Memorandum lists all agreements currently in force and effect entered into by Target or any Target Subsidiary providing for the sale of, or option to sell, any Operating Property of Target or any Target Subsidiary or the purchase of, or option to purchase, by Target or any Target Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

         (e) Except as set forth in Section 4.14(e) of the Target Disclosure Memorandum, neither Target nor any Target Subsidiary is subject to any pending claims or, to the Knowledge of Target, any threatened claims regarding material continuing contractual liability (A) for indemnification under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Target or any Target Subsidiary, (B) to pay any additional purchase price for any Operating Property of Target or any Target Subsidiary or (C) with respect to any indebtedness which encumbered any real estate that has been conveyed, except for any indebtedness under the Loan Documents.

4.15     LEGAL PROCEEDINGS.

         Except as disclosed in Section 4.15 of the Target Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Target, threatened (or unasserted but considered probable of assertion) against Target or any Target Subsidiary, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of Target or any Target Subsidiary, or against any Asset, interest, or right of any of them, or any Orders outstanding against Target or any Target Subsidiary that have had or are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

4.16     REPORTS.

         Since January 1, 1998 or the date of organization if later, Target and each Target Subsidiary has filed all material reports and documents, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except for Target SEC Reports which are the subject of the representation and warranty contained in Section
4.5 or reports and documents which the failure to file have not had and are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect). To the Knowledge of Target, as of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17     STATEMENTS TRUE AND CORRECT.

         (a) None of the information supplied or to be supplied by Target or any Target Subsidiary or any officer or director thereof for inclusion in the Proxy Statement to be mailed to the stockholders of Target in connection with the Stockholders Meeting, and any other documents to be filed by Target or any Target Subsidiary or any officer or director thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, including the Schedule 13E-3, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Target, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders Meeting.

         (b) All documents that Target, the Target Subsidiaries or any officer or director thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.18     REGULATORY MATTERS.

         Neither Target nor any Target Subsidiary or any officer or director thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b).

4.19     TARGET VOTING REQUIREMENTS.

         The Requisite Target Vote is the only vote of the holders of any class or series of the stock of the Target necessary under the Target's Charter, the MGCL or any other Law or the rules of the NYSE, to adopt this Agreement and approve the transactions contemplated by this Agreement and for consummation by Target of the transactions contemplated by this Agreement.

4.20     OPERATING PARTNERSHIP SOLVENCY.

         Immediately after giving effect to the OP Merger and the OP Distribution, the Target Operating Partnership shall (a) be able to pay its debts as they become due, (b) own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement, including the OP Merger and the OP Distribution, with the intent to hinder, delay or defraud either present or future creditors of the Target Operating Partnership.

4.21     OPINION OF FINANCIAL ADVISOR.

         The Special Committee has received an opinion of Credit Suisse First Boston Corporation, financial advisor to the Special Committee (the "TARGET FINANCIAL ADVISOR"), a signed copy of which will be delivered to Buyer solely for informational purposes after receipt thereof by the Special Committee, to the effect that, as of the date of this Agreement, the Common Stock Price Per Share to be received in the Merger by the holders of Target Common Stock (other than Buyer and its affiliates) is fair, from a financial point of view, to such holders. Target has received Target Financial Advisor's consent to include a signed copy of the opinion in the Schedule 13E-3 and the Proxy Statement.

4.22     INVESTMENT COMPANY ACT OF 1940.

         Neither Target nor any Target Subsidiary is, or at the Effective Time of the Merger will be, required to be registered under the Investment Company Act of 1940, as amended.

4.23     RELATED PARTY TRANSACTIONS.

         Except as disclosed in Section 4.23 of the Target Disclosure Memorandum, since January 1, 1998, neither Target nor any Target Subsidiary has entered into any relationship or transaction of a sort that would be required to be disclosed by Target pursuant to Item 404 of Regulation S-K of the Securities Act except for those matters that have been disclosed in SEC Documents filed prior to the date of this Agreement.

4.24     INSURANCE.

         Target and the Target Subsidiaries maintain insurance policies which are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Target and the Target Subsidiaries. A complete list of all material insurance policies is set forth in Section 4.24 of the Target Disclosure Memorandum. All insurance policies are valid and enforceable and in full force and effect (except as the enforceability of any such policy may be limited by the insurer's bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles) and all premiums owing in respect thereof have been timely paid. Except as set forth in Section 4.24 of the Target Disclosure Memorandum and for any matters which will not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect, there are no material claims pending under any of the material insurance policies as to which the insurer has denied liability or is reserving its rights, and all claims have been timely and properly filed. Except as set forth in Section 4.24 of the Target Disclosure Memorandum, within the last three years, neither Target nor any Target Subsidiary has been refused any insurance coverage sought or applied for, and Target has no reason to believe that the existing insurance coverage of Target and the Target Subsidiaries cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Target as follows:

5.1      ORGANIZATION, STANDING, AND POWER.

         Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Maryland, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Buyer is duly qualified or licensed to transact business as a corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed has not and is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer has, prior to the date of this Agreement, delivered to Target true, complete and correct copies of the Charter and bylaws of Buyer, each as amended and in full force and effect as of the date of this Agreement. Since the date of its formation, Buyer has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

5.2      AUTHORITY OF BUYER; NO BREACH BY AGREEMENT.

         (a) Buyer has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and each instrument required hereby to be executed and delivered by Buyer prior to or at the Effective Time and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all requisite action in respect thereof on the part of Buyer. PSRT and KI, as the only stockholders of Buyer, have voted in favor of the approval of this Agreement and the Merger, as and to the extent required by applicable Law. This Agreement has been duly executed and delivered by Buyer and is a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's organizational documents, or (ii) except as disclosed in Section 5.2(b)(ii) of the Buyer Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Buyer under, any Contract or Permit of Buyer, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or (iii) assuming that all consents, approvals, authorizations and other actions described in Section 5.2(c) have been obtained and all filings and obligations described in Section 5.2(c) have been made, except as disclosed in Section 5.2(b)(iii) of the Buyer Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Buyer or any of its Assets, where such Default, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         (c) Other than (i) any filings required by Securities Laws, including, the filing with the SEC of the Schedule 13E-3, (ii) the filing with the SEC and NYSE of the Proxy Statement, (iii) the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, (v) compliance with applicable requirements of state securities or "blue sky" Laws, the rules and regulations of the NYSE and applicable requirements of Takeover Statutes and (vi) notices, filings, recordations, declarations, registrations and actions that, if not obtained or made, would not reasonably be expected to result in a Buyer Material Adverse Effect or prevent the Buyer from consummating the transactions contemplated hereby, no notice to, filing, recordation, declaration or registration with, action by or in respect of, or Consent of, any Regulatory Authority is necessary for the execution and delivery of this Agreement by Buyer, the consummation by Buyer of the Merger and the other transactions contemplated in this Agreement and the compliance by Buyer with the applicable provisions of this Agreement.

         (d) Except as disclosed in Section 5.2(d) of the Buyer Disclosure Memorandum or otherwise disclosed to Target, as of the date of this Agreement there is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against Buyer, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of Buyer, or against any Asset, interest, or right of any of them, or any Orders outstanding against Buyer that is reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

5.3      STATEMENTS TRUE AND CORRECT.

         (a) None of the information supplied in writing or to be supplied in writing by Buyer, or any officer or director thereof expressly for inclusion in the Proxy Statement to be mailed to Target's stockholders in connection with the Stockholders Meeting, and any other documents to be filed by Buyer or any officer or director thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, including the Schedule 13E-3, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Target, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders Meeting.

         (b) All documents that Buyer or any officer or director thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.4      EQUITY COMMITMENT.

         On or prior the date of this Agreement, Buyer has provided to Target a true, complete and correct copy of the Co-Investment Agreement, pursuant to which (a) PSRT has agreed to contribute to Buyer, immediately prior to the consummation of the Merger (i) 16,615,922 of the shares of Target Common Stock held by PSRT and (ii) all of PSRT's rights and obligations under the CVR Agreement in exchange for an additional equity interest in Buyer and (b) KI has agreed to contribute to Buyer, immediately prior to the consummation of the Merger, cash in an amount equal to $35,554,438.50 (subject to adjustment as provided in the Co-Investment Agreement) in exchange for an additional equity interest in Buyer, in each case as described and subject to the conditions and limitations contained in the Co-Investment Agreement. The KI Contribution, together with the proceeds of the OP Distribution, which proceeds shall be made out of funds of the Target Operating Partnership remaining after the payment of the merger consideration to be paid pursuant to the OP Merger, shall be sufficient to pay the Common Stock Price Per Share, the Preferred Stock Price Per Share (assuming all holders of Series A Convertible Preferred Stock elect to receive the Preferred Stock Price Per Share), the amounts payable to the holders of Existing Target Options pursuant to Section 2.4 of this Agreement and any other amounts payable pursuant to this Agreement to consummate the transactions contemplated hereby.

5.5      CAPITALIZATION.

         The authorized stock of Buyer consists of forty million (40,000,000) shares of Buyer Common Stock As of the date of this Agreement, one thousand
(1000) shares of Buyer Common Stock are validly issued and outstanding and fully paid and nonassessable, of which five hundred (500) shares are owned by PSRT and five hundred (500) shares are owned by KI. After giving effect to the transactions contemplated by the Co-Investment Agreement, the transactions contemplated by this Agreement, including the Merger, and the REIT Subscription Transaction, and assuming that all holders of Series A Convertible Preferred Stock elect to receive the Preferred Stock Continued Interest Per Share, the issued and outstanding stock of the Surviving Corporation immediately after giving effect to the foregoing will be in all material respects as set forth in
Section 5.5 of the Buyer Disclosure Memorandum.

                                    ARTICLE 6
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1      AFFIRMATIVE COVENANTS OF TARGET.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, which consent shall be deemed given if Buyer has not provided notice of objection within ten (10) Business Days of Target's consent request in writing, and except as otherwise expressly contemplated herein, Target shall, and shall cause each of its Subsidiaries to, (A) operate its business only in the usual, regular, and ordinary course and in substantially the same manner as heretofore operated and to take all action necessary to continue to qualify as a REIT, (B) use reasonable best efforts to preserve intact its business (corporate or otherwise) organization, goodwill and Assets and maintain its rights and franchises, (C) duly and timely file all Tax Returns required to be filed with all Regulatory Authorities, (D) take no action which would (1) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, (2) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (3) be intended to result in any of Target's representations and warranties set forth in this Agreement to become untrue in any material respect, or in any of the conditions to the Merger set forth in
Article 8 not being satisfied, except in every case as may be required by applicable Law and (E) use reasonable best efforts to keep intact the relationship with its customers, tenants, suppliers and others having business dealings with Target or any Target Subsidiary.

6.2      NEGATIVE COVENANTS OF TARGET.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, which consent shall be deemed given if Buyer has not provided notice of objection within ten (10) Business Days of Target's consent request in writing, and except as otherwise expressly contemplated herein, Target covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following (except as required under existing Target Contracts in such Target Contracts' current and existing form):

         (a) Except as noted in Section 6.2(a) of the Target Disclosure Memorandum, amend the Charter or Bylaws of Target or the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Target Subsidiary; or

         (b) Except as noted in Section 6.2(b) of the Target Disclosure Memorandum, incur any additional debt obligation or other obligation, including any guarantee obligations, for borrowed money (other than indebtedness owing to Target or a wholly-owned Target Subsidiary) or make any loan or advance to any other Person (other than loans or advances to a wholly-owned Target Subsidiary; or

         (c) Except as set forth in Section 6.2(c) of the Target Disclosure Memorandum, (i) directly or indirectly repurchase, redeem, or otherwise acquire or exchange any shares, or any securities convertible into any shares, of the stock of Target or any Target Subsidiary, other than (s) the issuance of Target OP Units (Common) pursuant to outstanding Equity Rights, (t) the issuance of shares of Target Common Stock upon conversion of outstanding shares of Series A Convertible Preferred Stock, upon the exercise of outstanding Target Warrants or in connection with the redemption of Target OP Units (Common) and the corresponding issuance of Target OP Units (Common) to Target or a wholly-owned Target Subsidiary in connection with the foregoing, (u) the issuance of Target OP Units (Common) to Target upon conversion of Target OP Units (Preferred), (v) exchanges in the ordinary course under employee benefit plans upon the exercise of any Stock Purchase Right, Stock Repurchase Right or stock option or other award issued pursuant to the Target Stock Plans disclosed in Section 4.3(b) of the Target Disclosure Memorandum, (w) the use of Target Common Stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, (x) deemed transfers of shares of Excess Stock required under its Charter to preserve the status of Target as a REIT under the Internal Revenue Code, (y) purchases of shares of Excess Stock pursuant to Section 7.24 or (z) the payment of an amount equal to the Common Stock Price Per Share in respect of each Target OP Unit (Common) owned by each limited partner of the Target Operating Partnership that is not owned by Target or a wholly owned Target Subsidiary pursuant to the OP Merger, or (ii) subject to the exceptions described in the next sentence, declare or pay any dividend or make any other distribution in respect of Target's stock. Such restrictions on distributions and dividends shall not apply to Target to the extent a distribution (or increase in a distribution) by Target is necessary for Target to maintain REIT status, avoid the incurrence of any taxes under Section 857 of the Internal Revenue Code, or avoid the imposition of any excise taxes under
Section 4981 of the Internal Revenue Code; or

         (d)      except for (i) transactions contemplated by this Agreement,
(ii) pursuant to (v) the exercise of stock options outstanding under the Target Stock Plans as of the date hereof and pursuant to the terms thereof in existence on the date hereof, (w) the conversion of Series A Convertible Preferred Stock if required by their terms, (x) the exercise of outstanding Target Warrants pursuant to the terms thereof in existence on the date hereof, (y) the redemption of Target OP Units (Common) pursuant to Section 8.6 of the Target OP Agreement as in effect on the date hereof, or (z) the conversion of Target OP Units (Preferred) into Target OP Units (Common) pursuant to Section 4.4(A) of the Target OP Agreement as in effect on the date hereof upon conversion of shares of Target Preferred Stock into shares of Target Common Stock, or (iii) as disclosed in Section 6.2(d) of the Target Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock, Target Preferred Stock or any other stock of Target or any Target Subsidiary, or any stock appreciation rights, or any option, warrant, or other Equity Right relating to Target or any Target Subsidiary; or

         (e) adjust, split, combine or reclassify any shares of stock or any other equity interests or Equity Rights of Target or any Target Subsidiary; or

         (f) except as disclosed in Section 6.2(f) of the Target Disclosure Memorandum, sell, lease, mortgage or otherwise dispose of or encumber any shares of stock of or any other equity interests of Target or any Target Subsidiary (unless any such equity interests are sold or otherwise transferred to Target or a wholly-owned Target Subsidiary); or

         (g) Except as disclosed in Section 6.2(g) of the Target Disclosure Memorandum, except for purchases made in the ordinary course of business involving less than $100,000 or of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than in a wholly-owned Target Subsidiary, or otherwise acquire direct or indirect control over any Person other than in connection with (i) internal reorganizations or consolidations involving existing wholly-owned Subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or (iv) the creation of a new wholly-owned Subsidiary organized to effect the OP Merger; or

         (h) except as disclosed in Section 6.2(h) of the Target Disclosure Memorandum, grant any increase in compensation or benefits to the employees or officers of Target or any Target Subsidiary with a salary of more than $50,000 per year, except as required by Law or any Contract in effect on the date of this Agreement; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 6.2(h) of the Target Disclosure Memorandum; and enter into or amend any contractual obligation with any officers or Affiliates (excluding PSRT and its Affiliates (other than Target and its Subsidiaries)) of Target or any Target Subsidiary; enter into any contractual obligation with any new employee or consultant of Target or any Target Subsidiary that involves or may involve annual payments in excess of $50,000; grant any increase in fees or other increases in compensation or other benefits to directors of Target or any Target Subsidiary; or

         (i) adopt any new employee benefit plan of Target or any Target Subsidiary or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Target or any Target Subsidiary other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law or the terms of such plans; or

         (j) make any change in any Tax or any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or GAAP; or

         (k) make or rescind any express or deemed election relative to Taxes, unless such election or rescission is required by Law or necessary (1) to preserve Target's status as a REIT, or (2) to qualify or preserve the status of any Target Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Internal Revenue Code, or as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code, as the case may be (in which event Target or the applicable Target Subsidiary shall not fail to make such election in a timely manner); or

         (l) except as disclosed in Section 6.2(l) of the Target Disclosure Memorandum, pay, discharge or satisfy any claim, liability or obligation with respect to, or settle or compromise any Litigation, including Litigation relating to the transactions contemplated by this Agreement brought by any current, former or purported holder of any securities of Target, the Target Operating Partnership, any other Target Subsidiary or any Target Joint Venture Partner; or

         (m) make capital expenditures, other than capital expenditures disclosed in Section 6.2(m) of the Target Disclosure Memorandum; or

         (n) except as disclosed in Section 6.2(n) of the Target Disclosure Memorandum, enter into any Contract that would be required to be disclosed as a Target Contract if entered into prior to the date hereof; or

         (o) except as disclosed in Section 6.2(o) of the Target Disclosure Memorandum, enter into, prepay (or accept prepayment of) or terminate or amend any lease relating to Real Property or any material Contract (including any Loan Contract) or waive, release, compromise or assign any material rights or claims; or

         (p) commence any offering period under the 1997 Employee Stock Purchase Plan that was discontinued in 2001; or

         (q) except as disclosed in Section 6.2(q) of the Target Disclosure Memorandum, enter into or amend any agreement with any Target Joint Venture Partner or the Target Joint Ventures or any agreement with any Person relating to the Target Joint Ventures; or

         (r) invoke any "buy/sell" right under any agreement relating to the Target Joint Ventures or deliver to a Joint Venture Partner any valuation relating to the properties of the Target Joint Ventures in connection with such Joint Venture Partner's exercise of a "buy/sell right" or a "right of first offer"; or

         (s) except as disclosed in Section 6.2(s) of the Target Disclosure Memorandum sell, lease, mortgage, subject to any material Lien or otherwise dispose of any of Target's or any Target Subsidiary's Real Property or modify or waive any rights under any agreements which created a Permitted Encumbrance; or

         (t) except as disclosed in Section 6.2(t) of the Target Disclosure Memorandum, sell, lease, mortgage, subject to any material Lien or otherwise dispose of any of personal property or intangible property, except sales of equipment which are not material to Target and the Target Subsidiaries or their respective businesses or operations taken as a whole which are made in the ordinary course of business; or

         (u) except as disclosed in Section 6.2(u) of the Target Disclosure Memorandum, agree, commit or arrange to take any action prohibited under this
Section 6.2.

6.3      COVENANTS OF BUYER.

         From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Target shall have been obtained, and except as otherwise expressly contemplated herein, Buyer covenants and agrees that it shall take no action, and shall cause its Subsidiaries to take no action, which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (iii) be intended or reasonably be expected to result in any of Buyer's representations and warranties set forth in this Agreement to become untrue in any material respect, or in any of the conditions to the Merger set forth in Article 8 not being satisfied, except in every case as may be required by applicable Law.

6.4      ADVERSE CHANGES IN CONDITION.

         Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or (ii) if unremedied by the Effective Time, would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same; PROVIDED, HOWEVER, that no such notification shall affect the representations and warranties of any Party or the conditions to the obligations of any Party hereunder.

6.5      REPORTS.

         Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present in all material respects the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

7.1      PROXY STATEMENT; STOCKHOLDER APPROVAL.

         (a) The Parties shall as soon as practicable following the date of this Agreement prepare and file with the SEC the Schedule 13E-3 and Target shall as soon as practicable following the date of this Agreement prepare and file with the SEC a proxy statement with respect to the meeting of the stockholders of Target in connection with the Merger (the "PROXY STATEMENT"), and each Party shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each Party shall notify the other promptly of the receipt of any comments from the SEC or its staff and or any request by the SEC or its staff for amendments or supplements to the Schedule 13E-3 and the Proxy Statement or for additional information and shall supply the other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 13E-3 and the Proxy Statement, as applicable. If at any time prior to receipt of the Requisite Target Vote there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Target shall promptly prepare and mail to its stockholders such an amendment or supplement. Target shall not file with the SEC or mail any Proxy Statement, or any amendment or supplement thereto, to which Buyer reasonably objects. Target shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Target's stockholders as promptly as practicable after filing with the SEC.

         (b) As promptly as practicable after the execution and delivery of this Agreement, Target, acting through its Board of Directors, shall, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting of its stockholders, which meeting shall be held as promptly as practicable following the preparation of the Proxy Statement, for the purpose of considering and taking action upon the approval of this Agreement and the Merger, and Target agrees that this Agreement and the Merger shall be submitted at such meeting. Subject to Section 7.2(c), Target shall use its reasonable best efforts to solicit and obtain from its stockholders proxies, and shall take all other action necessary and advisable to secure the vote of stockholders required by applicable Law and by the Charter of Target or the Bylaws of Target to obtain their adoption of this Agreement and approval of the Merger, and the Board of Directors of Target shall recommend that the stockholders of Target vote in favor of the adoption of this Agreement and the approval of the Merger at the Stockholders Meeting, and Target shall include in the Proxy Statement such recommendation of the Board of Directors of Target that the stockholders of Target adopt this Agreement and approve the Merger. Without limiting the generality of the foregoing, Target agrees that its obligations pursuant to the first sentence of this Section 7.1(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Target or any Target Subsidiary or any of their respective Affiliates (or any of their respective officers, directors, employees or Representatives) of any Acquisition Proposal, (ii) the withdrawal, amendment, qualification or modification by the Board of Directors of Target for any reason of its approval or recommendation of this Agreement or the Merger or (iii) the approval or recommendation by the Board of Directors of Target of any Acquisition Proposal.

7.2      OTHER OFFERS, ETC.

         (a) Target and each Target Subsidiary shall not take, and shall cause its Affiliates and each of their respective officers, directors, employees and Representatives not to take, any action directly or indirectly to (i) solicit, initiate, facilitate or induce the making or submission of any Acquisition Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, other than a confidentiality agreement referred to below, in accordance with the terms and under the circumstances contemplated below in this Section 7.2(a), or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require Target to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Buyer and its Affiliates (including PSRT and its Affiliates (but not Target and its Subsidiaries))) in connection with or in furtherance of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (iv) facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or (v) grant any waiver or release under any confidentiality or similar agreement (excluding any standstill provision contained therein) entered into by Target or any of its Affiliates or Representatives; PROVIDED, that so long as there has been no breach of this Section 7.2(a), prior to the Stockholders Meeting, Target, in response to an unsolicited Acquisition Proposal and otherwise in compliance with its obligations under Section 7.2(d), may request clarifications from, furnish information to, or enter into negotiations or discussions with, any Person which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with Target containing customary terms and conditions; PROVIDED, that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions of the Confidentiality Agreements, or omits restrictive provisions contained in the Confidentiality Agreements, then the Confidentiality Agreements shall be deemed to be automatically amended to contain in substitution for such comparable provisions such less restrictive provisions, or to omit such restrictive provisions, as the case may be, and in connection with the foregoing, Target agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreements to the same extent, and (B) the Special Committee and the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)) each reasonably determines in good faith, each after consultation with an independent nationally recognized investment bank, that such Acquisition Proposal is a Superior Proposal. Without limiting the foregoing, Buyer and Target agree that any violation of the restrictions set forth in this Section 7.2(a) by any Affiliate (excluding Buyer and its Affiliates (other than Target and its Subsidiaries)), officer, director, employee or Representative of Target or any Target Subsidiary or their respective Affiliates (other than any such Person who is an Affiliate or employee of Buyer or of any of its Affiliates (other than Target and its Subsidiaries)), whether or not such Person is purporting to act on behalf of Target or any Target Subsidiary or their respective Affiliates, shall constitute a breach by Target or any Target Subsidiary of this Section 7.2(a). Target shall not take any action to exempt
(1) any Person (other than Buyer, PSRT and KI) from the application of the Ownership Limit (as defined in the Charter of Target) or (2) any transaction (other than those contemplated by this Agreement) from the application of any Takeover Statute. Target shall enforce, to the fullest extent permitted under applicable Law, the provisions of any confidentiality or similar agreement (excluding any standstill provision contained therein) entered into by Target or any Target Subsidiary or their respective Affiliates or Representatives, including where necessary, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

         (b) Target and the Target Subsidiaries shall, and shall use reasonable best efforts to cause their Affiliates and each of its and their respective officers, directors, employees and Representatives to, immediately cease any and all existing activities, discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposal.

         (c) Neither the Board of Directors of Target nor any committee thereof (including the Special Committee) shall (i) withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in a manner adverse to Buyer, the approval, adoption or recommendation, as the case may be, of the Merger, this Agreement or any of the other transactions contemplated hereby,
(ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (excluding the transactions contemplated by this Agreement), (iii) cause Target to accept such Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to such Acquisition Proposal, or (iv) resolve to do any of the foregoing; PROVIDED, that the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)), based on the recommendation of the Special Committee, may take such actions prior to the Stockholders Meeting if (v) Target has complied with its obligations under this Section 7.2, (w) the Acquisition Proposal is a Superior Proposal, (x) all the conditions to Target's right to terminate this Agreement in accordance with Section 9.1(h) have been satisfied (including the expiration of the five (5) Business Day period described therein and the payment of all amounts required pursuant to Section 9.2) and (y) simultaneously or substantially simultaneously with such withdrawal, modification or recommendation, this Agreement is terminated in accordance with
Section 9.1(h).

         (d) In addition to the obligations of Target set forth in paragraph (a) of this Section 7.2, on the date of receipt or occurrence thereof, Target shall advise Buyer of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and Target shall, within forty-eight (48) hours of the receipt thereof, promptly provide to Buyer copies of any written materials received by Target in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. Target shall keep Buyer fully informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Buyer fully informed as to the material details of any information requested of or provided by Target and as to the details of all discussions or negotiations with respect to any such request, Acquisition Proposal, inquiry or proposal, and shall provide to Buyer within forty-eight (48) hours of receipt thereof all written materials received by Target with respect thereto. Target shall promptly provide to Buyer any non-public information concerning Target provided to any other Person in connection with any Acquisition Proposal, which was not previously provided to Buyer.

         (e) Target shall promptly request in writing each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Target or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of Target, and Target shall use its reasonable best efforts to have such information returned or destroyed (to the extent destruction of such information is permitted by such confidentiality agreement).

         (f) Notwithstanding the foregoing, nothing in this Section 7.2 shall prohibit the solicitation of proposals to purchase the Owned Real Property set forth at Section 7.2(f) of the Target Disclosure Memorandum; PROVIDED, that no agreement to sell shall be entered into except as permitted in Section 6.2.

7.3      CONSENTS OF REGULATORY AUTHORITIES.

         The Parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger, the OP Transfer, the OP Merger and the OP Distribution). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.4      FILINGS WITH STATE OFFICES.

         Upon the terms and subject to the conditions of this Agreement, Buyer shall execute and file THE Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland and Target, in its capacity as the general partner of the Target Operating Partnership, shall execute and file the Certificate of Merger with the Secretary of the State of Delaware in connection with the Closing.

7.5      AGREEMENT AS TO EFFORTS TO CONSUMMATE.

         Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the Merger and the other transactions contemplated by this Agreement, the OP Transfer, the OP Merger and the OP Distribution, including using all reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; PROVIDED, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

7.6      INFORMATION AND CONFIDENTIALITY.

         (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger; PROVIDED, HOWEVER, that no such notification shall affect the representations and warranties of any Party or the conditions to the obligations of any Party hereunder.

         (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning such other Party and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other Party.

         (c) Target shall (and shall cause each Target Subsidiary to) afford to Buyer's Affiliates, officers, employees and Representatives reasonable access, upon reasonable advance notice, during normal business hours during the period from the date hereof to the Effective Time, to all of the properties, books, contracts, commitments, personnel and records and accountants and other Representatives of Target and the Target Subsidiaries and, during such period, Target shall (and shall cause each Target Subsidiary to) furnish to Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it or any Target Subsidiary during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning business, properties, assets and personnel of Target and the Target Subsidiaries as Buyer may reasonably request. Buyer and its Affiliates and Representatives will hold any such information that is nonpublic in confidence in accordance with the Confidentiality Agreements and the provisions of Section 7.6(b). No information or knowledge obtained in any investigation pursuant to this Section 7.6(c) or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties hereunder.

7.7      PRESS RELEASES.

         Target and Buyer shall mutually agree upon the form and substance of the initial press release related to this Agreement and the transactions contemplated hereby. Prior to the Effective Time, Target and Buyer shall consult with each other as to the form and substance of, and provide each other with advance review of, any and all subsequent press releases or other public disclosures materially related to this Agreement or any other transaction contemplated hereby; PROVIDED, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

7.8      EMPLOYEE BENEFITS AND CONTRACTS.

         (a) The Surviving Corporation shall honor in accordance with their terms all employment, severance and consulting agreements disclosed in or attached to Section 7.8(a) of the Target Disclosure Memorandum between Target or any Target Subsidiary, on the one hand, and any current or former director, officer, or employee thereof. Nothing contained in this Section 7.8(a) shall be deemed to impose on Buyer or the Surviving Corporation any obligation to continue to employ any employee of Target or any Target Subsidiary for any period of time after the Effective Time.

         (b) Target shall take such actions as are reasonably necessary so that no offering period under the Employee Stock Purchase Plan commences after the date hereof.

7.9      INDEMNIFICATION.

         (a) For a period of six (6) years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of Target and each Target Subsidiary (each, an "INDEMNIFIED PARTY") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Target or, at Target's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted or required under Maryland Law, by Target's Charter and Bylaws as in effect on the date hereof and by the terms of any agreement between Target and an Indemnified Party set forth in Section 7.9(a) of the Target Disclosure Memorandum, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not the Surviving Corporation is insured against any such matter.

         (b) The Surviving Corporation shall assume the obligations of Target under the Indemnification Agreements between Target and the indemnities named therein dated March 28, 2002 and June 3, 2002. If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.9.

7.10     OP HOLDBACK UNITS

         Target, in its capacity as general partner of the Target Operating Partnership, shall take all actions necessary to (a) waive on behalf of Target and the Target Operating Partnership the conditions set forth in Paragraph 4(B) of the Exchange Option Agreement and (b) cause the issuance of 33,454 Target OP Units (Common) to John Kane prior to the OP Merger in accordance with the terms and provisions of the Exchange Option Agreement and the Target OP Agreement.

7.11     OP TRANSFER.

         Target, in its capacity as the sole stockholder of KPTPHC, shall take all actions necessary to cause the OP Transfer to be consummated at least two
(2) Business Days prior to the consummation of the OP Merger pursuant to documentation reviewed and approved by Buyer in its reasonable discretion and otherwise on terms and conditions satisfactory to Buyer in its reasonable discretion. The documentation pursuant to which the OP Transfer shall be effected shall provide that immediately following the OP Transfer, KPTPHC shall hold an amount of Target OP Units (Common) constituting 0.1% of the total number of Target OP Units (Common) outstanding as of the date of the OP Transfer and none of the Target OP Units (Preferred).

7.12     OP MERGER.

         Target, in its capacity as general partner of the Target Operating Partnership, shall take all action reasonably necessary in its discretion or as requested by Buyer to cause the OP Merger to be consummated immediately prior to the OP Distribution and prior to the Merger pursuant to documentation reviewed and approved by Buyer in its reasonable discretion and otherwise on terms and conditions satisfactory to Buyer in its reasonable discretion, which shall include a certificate of merger, in such form as is required by the relevant provisions of the DRULPA (the "CERTIFICATE OF MERGER"), to be prepared, executed and, on the Closing Date, filed with the Secretary of State of the State of Delaware. The documentation pursuant to which the OP Merger shall be effected shall provide that each Target OP Unit owned by the limited partners of the Target Operating Partnership that are not owned directly or indirectly by Target shall be converted automatically into the right to receive a cash payment in an amount equal to the Common Stock Price Per Share.

7.13     OP DISTRIBUTION

         Target, in its capacity as general partner of the Target Operating Partnership, shall take all actions necessary to cause the OP Distribution to occur immediately following the OP Merger and immediately prior to the consummation of the Merger.

7.14     NOTICE TO HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK.

         Target shall, as soon as practicable following the date of this Agreement, but in no event later than twenty (20) days prior to the consummation of the Merger, provide written notice, in the form of the Form of Election, of the Merger to the holders of the Series A Convertible Preferred Stock, which notice shall comply with Paragraph D(6)(c) of Article IV of Target's Charter. Without limiting the generality of the foregoing, such notice shall include a description of the information provided in Section 2.2 of this Agreement.

7.15     NOTICE TO HOLDERS OF TARGET PREFERRED WARRANTS.

         Target shall, as soon as practicable following the date of this Agreement, but in no event later than fifteen (15) days prior to the later of
(a) the record date for the Merger or (b) the effective date of the Merger, mail written notice of the Merger to the holders of the Target Preferred Warrants, which notice shall comply with the provisions of Section 11(k) of the Target Preferred Warrants.

7.16     NOTICE TO HOLDERS OF TARGET KAS WARRANTS.

         Target shall, as soon as practicable following the date of this Agreement, but in no event later than ten (10) days prior to the Closing Date, mail written notice of the Merger to the holders of the Target KAS Warrants, which notice shall comply with the provisions of Section 5.3 of the Target KAS Warrants.

7.17     STOCKHOLDER CLAIMS.

         Target shall give Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against Target and its directors relating to the Merger or any transaction contemplated by this Agreement; PROVIDED, HOWEVER, that no such settlement shall be agreed to without Buyer's consent, which consent may be granted or withheld in the sole discretion of Buyer.

7.18     DELISTING.

         Each Party agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist Target Common Stock from the NYSE and to terminate registration under the Exchange Act; PROVIDED, that such delisting and termination shall not be effective until the Effective Time.

7.19     TAKEOVER STATUTES.

         If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Target and Buyer and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

7.20     THIRD PARTY MANAGEMENT AGREEMENTS.

         (a) Target will not, and will not permit any Target Subsidiary to, amend or renew any of the agreements listed in Section 4.14(c) of the Target Disclosure Memorandum except as approved by Buyer, which approval may be granted or withheld in Buyer's sole discretion.

         (b) Notwithstanding Section 7.20(a), Target shall, promptly upon the request of Buyer, use its reasonable best efforts to terminate effective as of the Closing Date any or all third party management agreements relating to Real Property set forth in Section 4.14(c) of the Target Disclosure Memorandum; PROVIDED, that Buyer provides Target with sufficient notice consistent with the time periods required by the applicable third party management agreement.

7.21     STOCKHOLDERS AGREEMENT WAIVER.

         Target hereby irrevocably waives the applicability of all restrictions in the Stockholders Agreement, including the provisions of Section 3.6 thereof, to the extent applicable to the PSRT Contribution, the Co-Investment Agreement, this Agreement, the Merger and the other transactions contemplated by this Agreement.

7.22     RENT ROLL.

         Target shall revise and update the Rent Roll on a monthly basis, and agrees to furnish to Buyer, as soon as practicable following the end of each month, the Rent Roll revised as of the end of each such period.

7.23     AMENDMENT AND RESTATEMENT OF BYLAWS.

         Target, and the Board of Directors of Target, shall prior to the Effective Time take all actions necessary or required to amend and restate the Bylaws of Target in effect immediately prior to the Effective Time to be substantially identical to the form of Bylaws attached hereto as

Exhibit C, and, as so amended and restated, such Bylaws shall be the Bylaws of the Surviving Corporation as of the Effective Time until duly amended or repealed.

7.24     PURCHASE OF EXCESS STOCK.

         If any shares of Excess Stock become issued and outstanding on or after the date of this Agreement, Target shall, to the extent permitted under Target's Charter, exercise its purchase right and thereby purchase all such shares of Excess Stock in accordance with Article IV, Section B(6) thereof upon the earlier to occur of (i) the Closing Date and (ii) the day prior to the date on which Target's purchase right under Article IV, Section B(6) of Target's Charter expires with respect to each such share of Excess Stock.

                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY.

         The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Target and Buyer pursuant to Section 10.5:

         (a) STOCKHOLDER APPROVAL. The stockholders of Target by the Requisite Target Vote shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the Target's Charter and the Target's Bylaws, or by the rules of the NYSE.

         (b) REGULATORY APPROVALS. Other than the filing of the Articles of Merger as contemplated by Section 1.3 and the Certificate of Merger as contemplated by Section 7.12, all material Consents of, filings and registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger and the other transactions contemplated by this Agreement, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired except where the failure to have obtained or made any such Consent, filing, registration or notification would not (x) reasonably be expected to have a Target Material Adverse Effect or a Buyer Material Adverse Effect or (y) materially adversely affect the ability of the Target or the Buyer to perform their respective obligations hereunder; PROVIDED, that the right to assert this condition shall not be available to a Party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of this condition to be satisfied.

         (c) INJUNCTIONS. No Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which, as of the Closing Date, prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated by this Agreement, including the OP Merger and the OP Distribution.

         (d) EQUITY COMMITMENT. The PSRT Contribution and the KI Contribution contemplated by the Co-Investment Agreement shall each have been provided on substantially the terms and conditions specified therein.

8.2      CONDITIONS TO OBLIGATIONS OF BUYER.

         The obligations of Buyer to effect the Merger and consummate the other transactions contemplated hereby are also subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Buyer pursuant to Section 10.5.

         (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Target set forth in this Agreement shall be true and correct when made and on the Closing Date as if made on the Closing Date unless the inaccuracies (without giving effect to any Knowledge, materiality or "Target Material Adverse Effect" qualifications or exceptions contained therein) in respect of such representations and warranties, together in their entirety, do not and would not reasonably be expected to result in a Target Material Adverse Effect; PROVIDED, HOWEVER, that in addition to and notwithstanding the foregoing, the representations and warranties contained in Sections 4.2(c)(i) and 4.3(a)-(f) and 4.3(h)(i) shall be true and correct in all respects when made and on the Closing Date as if made on the Closing Date (subject, in each case, to de minimus inaccuracies with respect to Sections 4.3(a)-(f) and 4.3(h)(i)); PROVIDED, FURTHER, that representations and warranties that speak as of a specified date shall only be true and correct to such extent as of such date. Target shall have delivered to Buyer a certificate, signed on behalf of Target by the Chief Executive Officer of Target, to such effect.

         (b) COVENANTS. Target shall have performed or complied in all material respects with all material obligations, agreements or covenants required to be performed under this Agreement on or prior to the Closing Date. Target shall have delivered to Buyer a certificate, signed on behalf of Target by the Chief Executive Officer of Target, to such effect.

         (c) NOTICES. Target shall have given the notices described in Sections 7.14, 7.15 and 7.16 and such notices shall have been timely given.

         (d) OP TRANSFER. At least two (2) Business Days prior to the OP Merger, Target and KPTPHC shall have consummated the OP Transfer.

         (e) OP MERGER. Subsequent to the OP Transfer and immediately prior to the OP Distribution and the Effective Time, the Target Operating Partnership shall have consummated the OP Merger.

         (f) OP DISTRIBUTION. Immediately following the OP Merger and immediately prior to the Effective Time, the Target Operating Partnership shall have consummated the OP Distribution.

         (g) DIRECTOR RESIGNATIONS. Target shall have delivered, or caused to be delivered, to Buyer a letter of resignation of and executed by each member of Target's Board of Directors, other than from Messrs. Ross, Ticotin and Zobler (or their respective successors), with each such resignation to be effective as of the Effective Time.

8.3      CONDITIONS TO TARGET'S OBLIGATION TO EFFECT THE MERGER.

         The obligation of Target to effect the Merger and consummate the other transactions contemplated hereby are also subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Target pursuant to Section 10.5.

         (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Buyer set forth in this Agreement shall be true and correct when made and on the Closing Date as if made on the Closing Date unless the inaccuracies (without giving effect to any Knowledge, materiality or "Buyer Material Adverse Effect" qualifications or exceptions contained therein) in respect of such representations and warranties, together in their entirety, do not and would not reasonably be expected to result in a Buyer Material Adverse Effect; PROVIDED, HOWEVER, that representations and warranties that speak as of a specified date shall only be true and correct to such extent as of such date. Buyer shall have delivered to Target a certificate, signed on behalf of Buyer by the Chief Executive Officer of Buyer, to such effect.

         (b) COVENANTS. Buyer shall have performed or complied in all material respects with all material obligations, agreements or covenants required to be performed under this Agreement on or prior to the Closing Date. Buyer shall have delivered to Target a certificate, signed on behalf of Buyer by the Chief Executive Officer of Buyer, to such effect.

                                    ARTICLE 9
                                   TERMINATION

9.1      TERMINATION.

         Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Target, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a)      By mutual written agreement of Buyer and Target; or

         (b) By Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 8.2(a) or 8.2(b) not to be satisfied, and (ii) cannot be or has not been cured prior to the earlier of (x) the thirtieth (30th) calendar day following receipt by Target of written notice of such breach from Buyer and (y) the Termination Date; or

         (c) By Target, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 8.3(a) or 8.3(b) not to be satisfied, and (ii) cannot be or has not been cured prior to the earlier of (x) the thirtieth (30th) calendar day following receipt by Buyer of written notice of such breach from Target and (y) the Termination Date; or

         (d) By either Buyer or Target in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; provided, HOWEVER, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any Party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of any of the foregoing events; or

         (e) By either Buyer or Target, if this Agreement and the transactions contemplated hereby including the Merger, shall not have received the Requisite Target Vote at the Stockholders Meeting where such matters were presented to such stockholders for approval and voted upon; or

         (f) By either Buyer or Target in the event that the Merger shall not have been or cannot be consummated by March 31, 2003, (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section 9.1(f) shall not be available to any Party whose material failure to fulfill any obligation under this Agreement shall have been the principal cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date; or

         (g) By Buyer, if (x) Target shall have (A) withdrawn, modified, qualified or amended, or proposed to withdraw, modify, qualify or amend, in a manner adverse to Buyer, the approval, adoption or recommendation, as the case may be, of the Merger, this Agreement or any of the other transactions contemplated hereby or (B) approved or recommended, or proposed to approve or recommend, or entered into any agreement, arrangement or understanding (other than a confidentiality agreement permitted by and in accordance with Section 7.2(a)) with respect to, any Acquisition Proposal; (y) Target's Board of Directors or any committee thereof shall have resolved to take any of the actions set forth in preceding subclause (x); or (z) a tender offer or exchange offer constituting an Acquisition Proposal is commenced and the Board of Directors of Target or the Special Committee do not recommend against acceptance of such offer by Target's stockholders (including by taking no position or a neutral position with respect thereto); or

         (h) By Target, if prior to obtaining the Requisite Target Vote, a Superior Proposal is received and the Special Committee and the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)) each reasonably determines in good faith and based on the good faith recommendation of the Special Committee to terminate this Agreement and enter into an agreement to effect the Superior Proposal; PROVIDED, that Target may not terminate this Agreement pursuant to this Section 9.1(h) unless Target has complied with its obligations under
Section 7.2 and until (x) five (5) Business Days have elapsed following delivery to Buyer of a written notice of such determination by the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)) and during such five (5) Business Day period Target has fully cooperated with Buyer (including informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal) with the intent of enabling the Parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (y) at the end of such five
(5) Business Day period, the Acquisition Proposal continues to constitute a Superior Proposal, the Special Committee and the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)) each continues to reasonably determine in good faith and based on the good faith recommendation of the Special Committee to terminate this Agreement and enter into an agreement to effect the Superior Proposal and
(z) (A) concurrent with such termination, Buyer has received the Termination Amount set forth in Section 9.2 by wire transfer in same day funds and (B) simultaneously or substantially simultaneously with such termination Target enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal; or

         (i) By Buyer, if there shall have been a breach by Target of any provision of Section 7.2.

The right of any Party to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

9.2      CERTAIN FEES AND EXPENSES.

         (a) Except as otherwise provided in this Section 9.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         (b) Notwithstanding the foregoing, if this Agreement is terminated pursuant to Sections 9.1(g), 9.1(h) or 9.1(i), then Target shall pay to Buyer
(x) all of Buyer's Break-Up Expenses and (y) a fee in the amount of $3.0 million (the "TERMINATION FEE" and, together with the Break-Up Expenses, the "TERMINATION AMOUNT"). The Termination Amount shall be paid under this Section 9.2(b) concurrently with any such termination of this Agreement, and such payment shall be made by wire transfer of immediately available funds to an account designated by Buyer or by a bank guaranteed check if Buyer fails to designate an account.

         (c) Notwithstanding Section 9.2(a), if (i) this Agreement is terminated (A) by Buyer pursuant to Section 9.1(b) or (B) by Target pursuant to
Section 9.1(f), and (ii) any Acquisition Transaction is entered into, agreed to or consummated by Target or a Target Subsidiary, in the case of Section 9.2(c)(i)(A), within twelve (12) months of termination, and in the case of
Section 9.2(c)(i)(B), on or before June 30, 2003, that results in or will result in the payment to the holders of Target Common Stock of an amount per share equal to or greater than the Common Stock Price Per Share, then Target shall pay to Buyer the Termination Amount. For purposes of this Section 9.2(c), to the extent the consideration paid in any Acquisition Transaction includes the stock of any other entity, the value of each share of stock delivered shall be deemed to be equal to the average of the last reported trading prices for such stock on the principal exchange on which such stock is traded for the 20 consecutive trading days ending on the fifth Business Day prior to the date of the agreement in respect of the Acquisition Transaction is executed or if no agreement is executed, the date the Acquisition Transaction is consummated. The Termination Amount shall be paid under this Section 9.2(c) with respect to a termination of this Agreement described in (i) Section 9.2(c)(i)(A) upon the consummation of an Acquisition Transaction, and (ii) Section 9.2(c)(i)(B) on the earliest of the date a contract is entered into with respect to an Acquisition Transaction or, is consummated, and each such payment shall be made by wire transfer of immediately available funds to an account designated by Buyer or in a bank guaranteed check if Buyer fails to designate an account.

         (d)      Target acknowledges that the agreements contained in this
Section 9.2 are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if Target fails to pay promptly amounts due pursuant to this Section 9.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Target for such amount (or any portion thereof), Target shall pay the costs and expenses (including attorneys fees) of Buyer in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

9.3      EFFECT OF TERMINATION.

         In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of Section 7.6(b), Section 7.7, Section 9.2, this
Section 9.3 and Article 10, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any willful breach by that Party of this Agreement, regardless of any payment of Break-up Expenses or any Termination Amount.

9.4      OFFICER'S CERTIFICATE.

         In no event shall personal liability of any nature be imposed upon any officer of Buyer or Target in connection with any certificate delivered by such officer pursuant to this Agreement.

9.5      NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 9.5, Sections 7.7, 7.8, 7.9, 7.21 and 9.4 and Articles 1, 2, 3 and 10.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1     DEFINITIONS.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "ACQUISITION AGREEMENT" shall have the meaning set forth in
         Section 7.2(c).

                  "ACQUISITION PROPOSAL" means any inquiry, proposal or offer (whether communicated to Target or publicly announced to Target's stockholders) by any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Buyer or any of its Affiliates (including PSRT and its Affiliates (other than Target and its Subsidiaries)) for an Acquisition Transaction involving Target or any of its Subsidiaries.

                  "ACQUISITION TRANSACTION" means (i) any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (x) any direct or indirect acquisition or purchase by any Person or "Group" (other than Buyer or any of its Affiliates (other than Target and its Subsidiaries)) of 15% or more in interest of any class of securities of Target or any Target Subsidiary in a single transaction or a series of related transactions, (y) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person or "Group" (other than Buyer or any of its Affiliates (other than Target and its Subsidiaries)) beneficially owning 15% or more in interest of the total outstanding class of any securities of Target or any Target Subsidiary or the filing with the SEC of a Registration Statement under the Securities Act or any statement, schedule or report under the Exchange Act in connection therewith, or (z) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target or any Target Subsidiary; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 15% or more of the consolidated assets of Target and its Subsidiaries; (iii) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to materially dilute the benefits to Buyer of the transactions contemplated hereby or (iv) any public announcement by or on behalf of Target, any Target Subsidiary or any of their respective Affiliates (other than PSRT and its Affiliates (other than Target and its Subsidiaries)) or any of their respective officers, directors, employees or Representatives or by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employee, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

                  "ARTICLES OF MERGER" shall have the meaning set forth in
         Section 1.3.

                  "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BREAK-UP EXPENSES" of Buyer means all out-of-pocket costs and expenses of Buyer and its stockholders and their Affiliates (other than Target and the Target Subsidiaries) relating to Buyer's due diligence investigation of Target and the negotiation, execution and performance of this Agreement, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding $1.0 million.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "BUYER" shall have the meaning set forth in the first paragraph of this Agreement.

                  "BUYER COMMON STOCK" means the common stock, par value $.01 per share of Buyer.

                  "BUYER DISCLOSURE MEMORANDUM" means the letter entitled "Buyer Disclosure Memorandum," dated the date hereof, delivered to Target describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "BUYER MATERIAL ADVERSE EFFECT" means an event, change, occurrence, effect, fact, violation, development or circumstance which, individually or together with any other event, change, occurrence, effect, fact, violation, development or circumstance has or results in a material adverse impact on the ability of Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                  "CERTIFICATE OF MERGER" shall have the meaning set forth in
         Section 7.12.

                  "CERTIFICATES" shall have the meaning set forth in Section 3.2(a).

                  "CHARTER" of a Person incorporated under the Laws of the State of Maryland means such Person's charter as defined in the MGCL.

                  "CLOSING" shall have the meaning set forth in Section 1.2.

                  "CLOSING DATE" shall have the meaning set forth in Section
         1.2.

                  "CO-INVESTMENT AGREEMENT" shall have the meaning set forth in the Preamble.

                  "COMMON STOCK PRICE PER SHARE" shall have the meaning set forth in Section 2.1(c).

                  "CONFIDENTIALITY AGREEMENTS" means (i) that certain Confidentiality Agreement, dated April 2, 2002, between Target and PSRT and (ii) that certain Confidentiality Agreement dated April 5, 2002, between Target and Kimco Realty Corporation.


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

                  "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document (including, in each case, all amendments, modifications and supplements thereto) to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "CVR AGREEMENT" shall have the meaning set forth in the Preamble.

                  "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, beyond any applicable grace or cure period, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                  "DOL" shall have the meaning set forth in Section 4.13(b).

                  "DRULPA" shall have the meaning set forth in Section 4.3(c).

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 1.3.

                  "ELECTION DATE" shall have the meaning set forth in Section 2.2(c).

                  "EMPLOYEE BENEFIT PLAN" means each employment, severance, termination, consulting, pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, equity incentive, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, policy or arrangement, medical, hospitalization, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability, tuition refund, company car, scholarship, relation or any other employee benefit plan, policy or arrangement or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not any of the foregoing is or are intended to be (i) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded,
         (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

                  "EMPLOYEE STOCK PURCHASE PLAN" means any "employee stock purchase plan" (as defined in Section 423(b) of the Internal Revenue
         Code) sponsored or maintained by Target or any Target Subsidiary.

                  "ENVIRONMENTAL CLAIMS" shall have the meaning set forth in
         Section 4.10(b).

                  "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or safety or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock, membership interests or units of general or limited partnership interest, any Contract or arrangement to make any payments based on the market price or value of the shares including stock appreciation rights and other profit participation instruments, membership interests or units of general or limited partnership interest of a Person, any security the value of which is measured by beneficial interest or any security subordinated to the claim of general creditors of a Person or by which a Person is or may be bound to issue additional shares of its capital stock, membership interests or units of general or limited partnership interest, any security the value of which is measured by beneficial interest or any security subordinated to the claim of general creditors or other Equity Rights.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any entity which together with Target or a Target Subsidiary would be treated as a single employer under Internal Revenue Code Section 414.

                  "EXCESS STOCK" shall have the meaning set forth in Section 4.3(a).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

                  "EXCHANGE OPTION AGREEMENT" means that certain Exchange Option Agreement dated as of October 1, 1997 by and among Target, the Target Operating Partnership and the other parties named therein.

                  "EXCLUDED TARGET STOCK" shall have the meaning set forth in
         Section 2.1(b).

                  "EXHIBIT A" means the Exhibit so marked, a copy of which is attached to this Agreement. Such Exhibit is hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "EXHIBIT B" means the Exhibit so marked, a copy of which is attached to this Agreement. Such Exhibit is hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "EXISTING TARGET OPTIONS" shall have the meaning set forth in
         Section 2.4.

                  "FORM OF ELECTION" shall have the meaning set forth in Section 2.2(b).

                  "GAAP" means generally accepted accounting principles, consistently applied during the periods involved.

                  "GROUND LEASED REAL PROPERTY," shall have the meaning set forth in Section 4.9(a).

                  "HAZARDOUS MATERIAL" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
         Section 7.9(a).

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

                  "IRS" shall have the meaning set forth in Section 4.2(d).

                  "KAS MASTER AGREEMENT" is that certain Amended and Restated Master Agreement, dated as of June 30, 1998, by and among Target, the Target Operating Partnership, Konover Management South Corp., and the other signatories thereto.

                  "KI" shall have the meaning set forth in the Preamble.

                  "KI CONTRIBUTION" shall have the meaning set forth in the Preamble.

                  "KNOWLEDGE" (or words of similar import) as used with respect to Target means those facts that are actually known, after due inquiry, by the following executive officers: J. Michael Maloney, Daniel J. Kelly, Robin W. Malphrus and Marcus B. Liles, III, and as used with respect to Buyer means those facts that are actually known, after due inquiry, by the following: Mark S. Ticotin, Andrew E. Zobler, David B. Henry and Joseph G. Stevens.

                  "KPTPHC" shall have the meaning set forth in the Preamble.

                  "LAW" means any code, law (including common law), ordinance, regulation, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, or matured or unmatured.

                  "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, right-of-way, call right, right of first refusal, "tag" or "drag"- along right, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

                  "LITIGATION" means any action, arbitration, cause of action, lawsuit, complaint, claim, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "LOAN DOCUMENT" shall have the meaning set forth in Section 4.14(a).

                  "MAJOR LEASE" shall have the meaning set forth in Section 4.9(b).

                  "MATERIAL" or "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "MERGER" shall have the meaning set forth in the Preamble.

                  "MGCL" shall have the meaning set forth in the Preamble.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "OFFICE SPACE LEASE" shall have the meaning set forth in
         Section 4.9(a).

                  "OP DISTRIBUTION" shall have the meaning set forth in the Preamble.

                  "OP MERGER" shall have the meaning set forth in the Preamble.

                  "OP TRANSFER" shall have the meaning set forth in the Preamble.

                  "OPERATING PROPERTY" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries.

                  "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "OWNED REAL PROPERTY" shall have the meaning set forth in
         Section 4.9(a).

                  "PARTY" means any of Target or Buyer, and "PARTIES" means Target and Buyer.

                  "PAYING AGENT" shall have the meaning set forth in Section
         3.1.

                  "PERMIT" means any federal, state, local, and foreign governmental approval, consent, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.


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

                  "PERMITTED ENCUMBRANCES" means (i) Liens for taxes not yet due and payable (other than taxes arising out of the transactions contemplated by this Agreement); (ii) such minor imperfections of title and Liens, if any, that do not, individually or in the aggregate, have or would not reasonably likely have a Target Material Adverse Effect or Buyer Material Adverse Effect, as appropriate; (iii) items of record disclosed in the title reports listed in Section 4.9(a)(II) of the Target Disclosure Memorandum (the "TITLE REPORTS"); (iv) those matters shown on the surveys listed in Section 4.9(a)(III) of the Target Disclosure Memorandum (the "Surveys"); (v) the Liens which were granted by Target and the Target Subsidiaries to lenders pursuant to credit agreements or loan agreements in existence on the date of this Agreement which are described in Section 4.14(a) of the Target Disclosure Memorandum; (vi) Governmental regulations (including zoning), provided they do not adversely affect in any material respect the current use for the applicable property; and (vii) mechanics', carriers', workmen's, or repairmen's liens and other similar Liens which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the real property subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Target and the Target Subsidiaries and which have arisen or been incurred only in the ordinary course of business.

                  "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PREFERRED CONTINUED STOCK" shall have the meaning set forth in Section 2.2(f).

                  "PREFERRED ELECTION" shall have the meaning set forth in
         Section 2.2(a).

                  "PREFERRED STOCK CONTINUED INTEREST PER SHARE" shall have the meaning set forth in Section 2.1(d)(i).

                  "PREFERRED STOCK PRICE PER SHARE" shall have the meaning set forth in Section 2.1(d)(ii).

                  "PROXY STATEMENT" shall have the meaning set forth in Section 7.1(a).

                  "PSLLC" shall have the meaning set forth in the Preamble.

                  "PSRT" shall have the meaning set forth in the Preamble.

                  "PSRT CONTRIBUTED STOCK" shall have the meaning set forth in the Preamble.

                  "PSRT CONTRIBUTION" shall have the meaning set forth in the Preamble.

                  "REAL PROPERTY" means the Owned Real Property and the Leased Real Property.

                  "REGULATORY AUTHORITIES" means, collectively, the SEC, the NYSE, the Nasdaq National Market, the FTC the DOJ and all other federal, state, county, local or other governmental, administrative or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, tribunals or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "REIT" shall have the meaning set forth in Section 4.8(c).

                  "REIT SUBSCRIPTION TRANSACTION" means the purchase by more than 100 individuals of up to one hundred and fifty (150) shares of a newly created series of redeemable preferred stock of the Surviving Corporation at a price of up to $500 per share concurrently with the Effective Time, which purchases will be effectuated for the purpose of allowing the Surviving Corporation to continue to qualify as a REIT.

                  "RENT ROLL" shall mean the rent roll provided to Buyer on June 20, 2002.

                  "REPRESENTATIVE" means any investment banker, financial advisor, attorney, accountant, consultant, agent or other representative engaged by a Person.

                  "REQUISITE TARGET VOTE" shall have the meaning set forth in
         Section 4.2(a).

                  "SCHEDULE 13E-3" shall have the meaning set forth in Section 4.2(d).

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules, and other documents (including, in each case, exhibits, financial statements, schedules, annexes, amendments or supplements thereto, and any other information incorporated by reference therein) filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

                  "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "SERIES A CONVERTIBLE PREFERRED STOCK" shall have the meaning set forth in Section 2.1(b).

                  "SPACE LEASE" shall have the meaning set forth in Section 4.9(b).

                  "SPECIAL COMMITTEE" shall have the meaning set forth in the Preamble.

                  "STOCK PURCHASE RIGHTS" shall have the meaning set forth in
         Section 4.3(b).

                  "STOCK REPURCHASE RIGHTS" shall have the meaning set forth in
         Section 4.3(b).

                  "STOCKHOLDERS AGREEMENT" shall have the meaning set forth in the Preamble.

                  "STOCKHOLDERS MEETING" means the special meeting of the stockholders of Target to be held pursuant to Section 7.1(b), including any adjournment or adjournments thereof.

                  "SUBSIDIARIES" means, with respect to any Person, all those corporations, associations, or other business entities of which such Person either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "SUPERIOR PROPOSAL" means a bona fide written offer which is binding on the offeror and not solicited by or on behalf of Target, any Target Subsidiary or any of their respective Affiliates (or any of their respective officers, directors, employees or Representatives) made by a third party to acquire, directly or indirectly, all of the shares of common stock of Target pursuant to a tender offer followed by a merger, a merger or a purchase of all or substantially all of the assets of Target and the Subsidiaries (i) on terms which the Special Committee and the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)) each reasonably determines in good faith, each after consultation with an independent nationally recognized investment bank, to be more favorable from a financial point of view to Target and its stockholders (in their capacity as such) than the transactions contemplated hereby (to the extent the transactions contemplated hereby are proposed to be modified by Buyer in accordance with Section 9.1(h)), (ii) which is reasonably capable of being consummated on a timely basis (taking into account such factors as the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)) or the Special Committee in good faith deems relevant, including all legal, financial, regulatory and other aspects of such proposal (including the terms of any financing and the likelihood that the transaction would be consummated) and the identity of the Person making such proposal) and (iii) which is not conditioned on any financing, the obtaining of which in the reasonable good faith determination of the Board of Directors of Target (acting without the participation of Messrs. Ross, Ticotin and Zobler (or their respective successors)), based on the good faith recommendation of the Special Committee, is not then committed.

                  "SURVEYS" shall have the meaning set forth in the definition of the term "Permitted Encumbrances."

                  "SURVIVING CORPORATION" shall have the meaning set forth in
         Section 1.1.

                  "TAKEOVER STATUTE" shall have the meaning set forth in Section 4.2(b).

                  "TARGET" shall have the meaning set forth in the first paragraph of this Agreement.

                  "TARGET BENEFIT PLANS" shall have the meaning set forth in
         Section 4.13(a).

                  "TARGET COMMON STOCK" shall have the meaning set forth in
         Section 2.1(b).

                  "TARGET CONTRACTS" means those items (i) disclosed in Sections 4.14(a), 4.14(b), 4.14(c) and 4.14(d) of the Target Disclosure Memorandum or (ii) reflected in an exhibit to Target's Form 10-K for the year ended December 31, 2001 or in any other Target SEC Report filed subsequent to such Form 10-K and prior to the date of this Agreement.

                  "TARGET DISCLOSURE MEMORANDUM" means the letter entitled "Target Disclosure Memorandum," dated the date hereof, delivered to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "TARGET ENVIRONMENTAL REPORT" shall mean the environmental reports, audits or similar documents with respect to the environmental condition of any Real Property that are listed in Section 4.10(f) of the Target Disclosure Memorandum.

                  "TARGET FINANCIAL ADVISOR" shall have the meaning set forth in
         Section 4.21.

                  "TARGET FINANCIAL STATEMENTS" means (i) the audited consolidated balance sheet (including related notes and schedules, if any) of Target as of December 31, 2001, and the related audited consolidated statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year ended December 31, 2001, as filed by Target in SEC Documents, and (ii) the consolidated balance sheet of Target (including related notes and schedules, if any) and related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including in any SEC Documents filed subsequent to the date of this Agreement) filed with respect to periods ended subsequent to December 31, 2001 (including any periods ended subsequent to the date of this Agreement).

                  "TARGET JOINT VENTURE" means any of the following Target
         Subsidiaries: Atlantic Realty LLC, Park Place KPT, LLC, Falls Pointe KPT, LLC, Brunswick Commercial LLC and Mercer Mill KPT LLC.

                  "TARGET JOINT VENTURE PARTNER" means a member (other than Target and the Target Subsidiaries) of any of the following Target
         Subsidiaries: Atlantic Realty LLC, Park Place KPT, LLC, Falls Pointe KPT, LLC, Brunswick Commercial LLC and Mercer Mill KPT LLC.

                  "TARGET KAS WARRANTS" means warrants to purchase shares of Target Common Stock pursuant to (i) the Common Stock Purchase Warrant issued by Target to Mattatuck Realty Associates Limited Partnership dated July 1, 1998, relating to the right to purchase 33,400 shares of Target Common Stock, (ii) the Common Stock Purchase Warrant issued by Target to Mattatuck Realty Associates Limited Partnership dated July 1, 1998, relating to the right to purchase 33,400 shares of Target Common Stock, (iii) the Common Stock Purchase Warrant issued by Target to Steven M. Konover dated July 1, 1998, relating to the right to purchase 33,300 shares of Target Common Stock, (iv) the Common Stock Purchase Warrant Agreement issued by Target to Steven M. Konover dated July 1, 1998, relating to the right to purchase 33,300 shares of Target Common Stock, (v) the Common Stock Purchase Warrant issued by Target to Jane Coppa dated July 1, 1998, relating to the right to purchase 33,300 shares of Target Common Stock and (vi) the Common Stock Purchase issued by Target to Jane Coppa dated July 1, 1998, relating to the right to purchase 33,300 shares of Target Common Stock.

                  "TARGET MATERIAL ADVERSE EFFECT" means an event, change, occurrence, effect, fact, violation, development or circumstance which, individually or together with any other event, change, occurrence, effect, fact, violation, development or circumstance has a material adverse impact on (i) the financial condition, business, properties, assets or results of operations of Target and its Subsidiaries, taken as a whole, or (ii) the ability of Target to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, including the OP Distribution and the OP Merger; PROVIDED, that "Target Material Adverse Effect" shall not be deemed to include the impact of (A) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles, (C) actions and omissions of Target (or any of its Subsidiaries) taken with the prior informed written Consent of Buyer in contemplation of the transactions contemplated hereby, (D) the direct effects of any unreasonable refusal of Buyer to grant its consent under Section 6.1 or Section 6.2, (E) changes in general economic conditions nationally or regionally, (F) changes affecting the real estate industry generally which do not affect Target materially disproportionately relative to other participants in the real estate industry similarly situated, (G) any effects resulting from the public announcement of this Agreement or the transactions contemplated hereby, or (H) any of the items set forth in Section 10.1(a) of the Target Disclosure Memorandum.

                  "TARGET OP AGREEMENT" means that certain Amended and Restated Agreement of Limited Partnership, dated as of February 24, 1998, as amended to date.

                  "TARGET OP UNITS" means, collectively, Target OP Units (Common) and Target OP Units (Preferred).

                  "TARGET OP UNITS (COMMON)" means common (as opposed to preferred) interests in the Target Operating Partnership.

                  "TARGET OP UNITS (PREFERRED)" means Series A Preferred Partnership Units in the Target Operating Partnership.

                  "TARGET OPERATING PARTNERSHIP" shall have the meaning set forth in the Preamble.

                  "TARGET PREFERRED STOCK" shall have the meaning set forth in
         Section 4.3(a).

                  "TARGET PREFERRED WARRANTS" means warrants to purchase shares of Target Common Stock pursuant to (i) the Warrant Agreement issued by Target to Blackacre Bridge Capital, L.L.C. dated April 3, 1996, relating to the right to purchase 200,000 shares of Target Common Stock, (ii) the Warrant Agreement issued by Target to Blackacre Holdings, L.L.C. dated November 12, 1996, relating to the right to purchase 60,000 shares of Target Common Stock, (iii) the Warrant Agreement issued by Target to National Union Fire Insurance Company of Pittsburgh dated November 12, 1996, relating to the right to purchase 20,000 shares of Target Common Stock and (iv) the Warrant Agreement issued by Target to Network Fund III, Ltd. dated November 12, 1996, relating to the purchase of 20,000 shares of Target Common Stock.

                  "TARGET SEC REPORTS" shall have the meaning set forth in
         Section 4.5(a).

                  "TARGET STOCK PLANS" means the existing stock option and other stock-based compensation plans of Target listed in Section 4.13(a) of the Target Disclosure Memorandum.

                  "TARGET SUBSIDIARIES" means the Subsidiaries of Target, which shall include the Target Subsidiaries described in Section 4.4 and any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

                  "TARGET WARRANTS" means, collectively, Target KAS Warrants and Target Preferred Warrants.

                  "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "TAX PROTECTION AGREEMENT" shall have the meaning set forth in
         Section 4.14(b).

                  "TAX RETURN" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "TENANT ESTOPPEL CERTIFICATES" shall have the meaning set forth in Section 4.9(b).

                  "TERMINATION AMOUNT" shall have the meaning set forth in
         Section 9.2(b).

                  "TERMINATION DATE" shall have the meaning set forth in Section 9.1(f).

                  "TERMINATION FEE" shall have the meaning set forth in Section 9.2(b).


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                  "TITLE REPORTS" shall have the meaning set forth in the
         definition of the term "Permitted Encumbrances".

         Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

10.2     BROKERS AND FINDERS.

         Except for Target Financial Advisor as to Target, each of the Parties represents and warrants that neither it nor any of its officers, directors, or employees has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. Target hereby represents and warrants that the fees payable to Target Financial Advisor upon consummation of the transactions contemplated by this Agreement, including the Merger, are to be paid by Target and are equal to the amount set forth in Section 10.2 of the Target Disclosure Memorandum. In the event of a claim by any broker or finder based upon such Person's representing or being retained by or allegedly representing or being retained by Target, Target agrees to pay any amounts due to such Person pursuant to the resolution of any such claim and Target agrees to indemnify and hold Buyer harmless of and from any Liability in respect of any such claim. In the event of a claim by any broker or finder based upon such Person's representing or being retained by or allegedly representing or being retained by Buyer, Buyer agrees to pay any amounts due to such Person pursuant to the resolution of any such claim and Buyer agrees to indemnify and hold Target harmless of and from any Liability in respect of any such claim.

10.3     ENTIRE AGREEMENT.

         Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 7.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

10.4     AMENDMENTS.

         To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; PROVIDED, that after any such approval by the holders of Target Common Stock, there shall be made no amendment that


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reduces or modifies in any material respect the consideration to be received by holders of Target Common Stock without the further approval of such stockholders.

10.5     WAIVERS.

         (a) Prior to or at the Effective Time, Buyer, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Target, to waive or extend the time for the compliance or fulfillment by Target of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

         (b) Prior to or at the Effective Time, Target, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.6     ASSIGNMENT.

         Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.7     NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth


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below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  Target:               Konover Property Trust, Inc.
                                        3434 Kildaire Farm Road, Suite 200
                                        Raleigh, NC 27606
                                        Facsimile Number:  (919) 372-3261
                                        Attention: General Counsel

                  Copy to Counsel:      Alston & Bird LLP
                                        3201 Beechleaf Court, Suite 600
                                        Raleigh, NC 27604
                                        Facsimile Number:  (919) 862-2260
                                        Attention:    Robert Bergdolt, Esq.

                  Buyer:                PSRT
                                        c/o Lazard Freres Real Estate Investors
                                        L.L.C.
                                        30 Rockefeller Plaza, 50th Floor
                                        New York, NY 10020
                                        Facsimile Number:  (212) 332-1793
                                        Attention: General Counsel

                                        and

                                        Kimkon Inc.
                                        c/o Kimco Realty Corporation
                                        3333 New Hyde Park Road
                                        Suite 100
                                        Post Office Box 5020
                                        New Hyde Park, New York  11042-0020
                                        Facsimile Number:  (516) 869-7117
                                        Attention:    David B. Henry
                                                      Joseph G. Stevens

                  Copies to Counsel:    Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Facsimile Number: (212) 757-3990
                                        Attention:    Jeffrey D. Marell, Esq.
                                                      Toby S. Myerson, Esq.


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                                        and

                                        Fried, Frank Harris, Shriver & Jacobson
                                        One New York Plaza
                                        New York, New York  10004-1980
                                        Facsimile Number:  (212) 859-4000
                                        Attention:    Steven Scheinfeld, Esq.

10.8     GOVERNING LAW.

         Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Maryland. The parties all expressly agree and acknowledge that the State of Maryland has a reasonable relationship to the parties and/or this Agreement.

10.9     COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.10    CAPTIONS; ARTICLES AND SECTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.11    INTERPRETATIONS.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

10.12    ENFORCEMENT OF AGREEMENT.

         The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and


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provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.13    SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


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         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.



                                   PSCO ACQUISITION CORP.


                                   By:  /s/ David B. Henry
                                        ---------------------------------------
                                        Name:  David B. Henry
                                        Title: President




                                   KONOVER PROPERTY TRUST, INC.


                                   By:  /s/ J. Michael Maloney
                                        ---------------------------------------
                                        Name:  J. Michael Maloney
                                        Title: President





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